UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

CLARIVATE PLC

(Name of Registrant as Specified In Its Charter)
n/a

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 23, 2023
Dear Shareholder:
Clarivate Plc is pleased to invite you to our 2023 Annual General Meeting of Shareholders. The Annual General Meeting will be held at 1:00 p.m. BST/8:00 a.m. EDT on Thursday, May 4, 2023, at the Clarivate Corporate Headquarters, 70 St. Mary Axe, London EC3 8BA, United Kingdom.
Shareholders may also listen to the Annual General Meeting through our webcast via the event information set forth below. Any shareholder wishing to submit a question in connection with the Annual General Meeting may do so at any time by emailing AGM2023@clarivate.com.
Event address for webcast attendees:	bit.ly/402Y4cZ or https://teams.microsoft.com/l/meetup-join/19%3ameeting_ZWI3N
zkxZTctMTY2NS00MGNkLWEwZWQtMWYwOGU0YTc0NGU2%40thread.v2/0?con text=%7B%22Tid%22%3A%22127fa96e-00b4-429e-95f9-72c2828437a4%22%2C
%22Oid%22%3A%223dabab15-2607-483d-be4b-0921b13a7368%22%2C%22IsBr
oadcastMeeting%22%3Atrue%2C%22role%22%3A%22a%22%7D&btype=a&role=a
Date and time:	Thursday, May 4, 2023
1:00 p.m. BST/8:00 a.m. EDT
Description	2023 Clarivate Annual General Meeting
Whether or not you attend the Annual General Meeting, it is important that you participate. We value the vote of every shareholder. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you choose to appoint a proxy, please sign and return your Proxy Card promptly or follow the instructions for internet voting provided on the Proxy Card. For Proxy Cards delivered in hard copy, a postage-paid return envelope is enclosed. Alternatively, a Proxy Card may be delivered by sending a scanned PDF version of the original by email to AGM2023@clarivate.com. If your shares are held in the name of a bank or broker, appointing a proxy will depend on the processes of the bank or broker, and you should follow the instructions you receive from your bank or broker.
If you wish to attend the Annual General Meeting in person, please let us know in advance. Each shareholder of record has the opportunity to vote in person at the Annual General Meeting. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the shareholder of record that you wish to attend; that firm will then provide you with evidence of ownership that will be required for admission to the Annual General Meeting. Let us know if we can explain any of these matters or otherwise help you with voting or attending our Annual General Meeting.
Remember that your shares cannot be voted unless you submit your proxy or make arrangements to attend the Annual General Meeting and cast your vote in person. Your participation is important to all of us at Clarivate, so please review these materials carefully and cast your vote.
We look forward to hearing from you or seeing you at the Annual General Meeting.
Very truly yours,
Jaspal Chahal
Chief Legal Officer and General Counsel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held
Thursday, May 4, 2023
To Our Shareholders:
The Annual General Meeting of Shareholders (the “Annual General Meeting”) of Clarivate Plc (“Clarivate” or the “Company”) will be held at 1:00 p.m. BST/8:00 a.m. EDT on Thursday, May 4, 2023, at the Clarivate Corporate Headquarters, 70 St. Mary Axe, London EC3 8BA United Kingdom.
Shareholders may also listen to the Annual General Meeting through our webcast via the event information set forth below.
Date and time:	Thursday, May 4, 2023
1:00 p.m. BST/8:00 a.m. EDT
Description	2023 Clarivate Annual General Meeting
Event address for webcast attendees:	bit.ly/402Y4cZ or https://teams.microsoft.com/l/meetup-join/19%3ameeting_
ZWI3NzkxZTctMTY2NS00MGNkLWEwZWQtMWYwOGU0YTc0NGU2%40thread.v2/
0?context=%7B%22Tid%22%3A%22127fa96e-00b4-429e-95f9-72c2828437a4%
22%2C%22Oid%22%3A%223dabab15-2607-483d-be4b-0921b13a7368%22%
2C%22IsBroadcastMeeting%22%3Atrue%2C%22role%22%3A%22a%22%7D&
btype=a&role=a
We are holding this Annual General Meeting to allow our shareholders to vote on several key topics:
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to elect 11 directors to serve until the next Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified (Proposal 1);

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to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal 2);

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to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants (Proposal 3); and

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to transact such other business as may properly come before the Annual General Meeting and any adjournments or postponements of the Annual General Meeting.

The text of the resolutions for each proposal is set forth below.
Only shareholders of record at the close of business on March 6, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual General Meeting and any adjournments or postponements of the Annual General Meeting. For ten days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be available for shareholders to review for purposes relevant to the meeting. To arrange to review that list contact Clarivate Plc, Attention: Secretary, 70 St. Mary Axe, London EC3 8BA, United Kingdom.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 4, 2023: The Proxy Statement and our Annual Report on Form 10- K for the year ended December 31, 2022 (our “Annual Report”) are available at http://ir.clarivate.com.
We will deliver a copy of the Proxy Statement and our Annual Report free of charge if a shareholder sends a request to the Secretary, Clarivate Plc, 70 St. Mary Axe, London EC3 8BA, United Kingdom or calls +44 207 4334000.

We hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card by mail or by email, or by following the instructions for internet voting provided on the Proxy Card, or, if you hold your shares in the name of a bank or broker, by following the instructions you receive from your bank or broker. Casting a vote by proxy will not limit your rights to vote at the Annual General Meeting.
Any shareholder who is entitled to vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder.
TEXT OF PROPOSED RESOLUTIONS
Text of Resolutions for Proposal 1
RESOLVED, that each of Andrew Snyder, Jonathan Gear, Valeria Alberola, Michael Angelakis, Jane Okun Bomba, Usama N. Cortas, Adam T. Levyn, Anthony Munk, Wendell Pritchett and Richard W. Roedel be re-elected to serve as a director of the Company and that Saurabh Saha be elected to serve as a director of the Company until the 2024 Annual General Meeting, or until his or her successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
Text of Resolutions for Proposal 2
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
Text of Resolutions for Proposal 3
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2023 on a non-binding and advisory basis.
BY ORDER OF THE BOARD OF DIRECTORS
Jaspal Chahal
Chief Legal Officer and General Counsel
March 23, 2023

2

Appendix A Non-GAAP Financial Metrics	72

i

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Clarivate Plc, a company limited by shares incorporated under the laws of Jersey, Channel Islands, of proxies for the 2023 Annual General Meeting of Shareholders and any adjournments or postponements thereof.
The Annual General Meeting will be held at the Clarivate Corporate Headquarters, 70 St. Mary Axe, London EC3 8BA, United Kingdom.
Shareholders may also listen to the Annual General Meeting through our webcast via the event information set forth below.
Date and time:	Thursday, May 4, 2023 1:00 p.m. BST/8:00 a.m. EDT
Description	2023 Clarivate Annual General Meeting
Event address for webcast attendees:	bit.ly/402Y4cZ or https://teams.microsoft.com/l/meetup-join/
19%3ameeting_ZWI3NzkxZTctMTY2NS00MGNkLWEwZWQ
tMWYwOGU0YTc0NGU2%40thread.v2/0?context=%7B%22Tid%
22%3A%22127fa96e-00b4-429e-95f9-72c2828437a4%22%2C%
22Oid%22%3A%223dabab15-2607-483d-be4b-0921b13a7368%
22%2C%22IsBroadcastMeeting%22%3Atrue%2C%22role%22%
3A%22a%22%7D&btype=a&role=a
This Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2022 (our “Annual Report”), and the accompanying form of Proxy Card are being first sent to shareholders on or about March 23, 2023.
References in this Proxy Statement to “we,” “us,” “our,” the “Company,” and “Clarivate” refer to Clarivate Plc.
Appointment of Proxy Holders
The Board of Directors of Clarivate (the “Board of Directors” or “Board”) asks you to appoint the following individuals as your proxy holders to vote your shares at the 2023 Annual General Meeting of Shareholders:
Andrew Snyder
Non-Executive Chairman
Jonathan Gear
Chief Executive Officer
Jonathan Collins
Executive Vice President and Chief Financial Officer
Jaspal Chahal
Chief Legal Officer and General Counsel
You may make this appointment by using one of the methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.

Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and that, under our Articles of Association, may be properly presented for action at the Annual General Meeting.
If you do not wish to appoint Messrs. Snyder, Gear, and Collins and Ms. Chahal as your proxies, you need not do so. Any shareholder who is entitled to vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder. Any such appointment must be submitted to the Company in accordance with its Articles of Association.
Who Can Vote
Only shareholders who owned our ordinary shares at the close of business on March 6, 2023 — the “Record Date” for the Annual General Meeting — can vote at the Annual General Meeting.
Each holder of our ordinary shares is entitled to one vote for each share held as of the Record Date. As of the close of business on the Record Date, we had 675,544,848 ordinary shares outstanding and entitled to vote.
There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual General Meeting by proxy, as described below. If your shares are held in the name of a bank or broker, voting by proxy will depend on the processes of the bank or broker, and you should follow the voting instructions on the form you receive from your bank or broker.
Voting by Proxy.   Shareholders of record may appoint a proxy by signing, dating, and returning the Proxy Card in the enclosed postage-paid return envelope or by email, or by following the instructions for internet voting provided on the Proxy Card. Carefully review and follow the instructions on the enclosed Proxy Card. The shares represented will be voted in accordance with the directions in the Proxy Card.
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By Mail.   The Proxy Card must be received by us at the address specified in the Proxy Card (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717) no later than 11:59 p.m. Eastern time on May 2, 2023. Please mail your Proxy Card in the enclosed postage-paid return envelope no later than April 17, 2023 in order to allow sufficient time for us to receive your Proxy Card by mail.

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By Email.   A Proxy Card may be delivered to us by sending a scanned PDF version of the original by email to: AGM2023@clarivate.com. A Proxy Card sent to us by email must be received by us no later than 11:59 p.m. Eastern time on May 2, 2023.

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By Internet.   Please follow the instructions set forth on the Proxy Card to vote using the internet. You must register your vote over the internet no later than 11:59 p.m. Eastern time on May 2, 2023.

A form of proxy different from the Proxy Card may be submitted to the Company in the manner contemplated by the Articles of Association.
Voting at the Annual General Meeting.   Each shareholder of record has the opportunity to vote in person at the Annual General Meeting. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the shareholder of record that you wish to attend; that firm will then provide you with evidence of ownership that will be required for admission to the Annual General Meeting.

Revocation of Proxies
Shareholders can revoke their proxies at any time before they are exercised in any of the following ways:
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by voting in person at the Annual General Meeting;

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by submitting written notice of revocation to the Secretary prior to 11:59 p.m. Eastern time on May 2, 2023; or

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by submitting another proxy — properly executed and delivered — on a later date, but prior to 11:59 p.m. Eastern time on May 2, 2023.

Quorum
A quorum, which is shareholders holding in aggregate not less than a simple majority of all ordinary shares outstanding present in person or by proxy and entitled to vote (provided there are present in person at least two shareholders entitled to vote), must be present to hold the Annual General Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on any given proposal. “Broker non-votes” (see “Required Vote” below) will be counted as ordinary shares that are present for the purpose of determining the presence of a quorum but will have no effect with respect to any matter for which a broker does not have authority to vote.
Required Vote
With respect to each of Proposal 1 (election of directors), Proposal 2 (advisory vote on executive compensation or “say on pay”) and Proposal 3 (ratification of appointment of independent registered public accountants), the proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Please note that under New York Stock Exchange (“NYSE”) rules, brokers may not vote your shares on certain “non-routine” matters without your voting instructions. Accordingly, if you do not provide your broker or other nominee with instructions on how to vote your shares, this will be considered a “broker non-vote” and your broker or nominee will not be permitted to vote those shares on Proposal 1 (election of directors), or Proposal 2 (say on pay). Your broker or nominee will be entitled to cast votes on Proposal 3 (ratification of appointment of independent registered public accountants).
We encourage you to provide instructions to your broker regarding the voting of your shares.
Please note that “vote cast” means a vote “FOR” or “AGAINST” a proposal. An abstention, or “ABSTAIN” vote, is not a “vote cast” and will not factor into whether a Proposal is passed.
Solicitation of Proxies
We pay the cost of printing and mailing the Notice of Annual General Meeting, the Annual Report, and all proxy and voting materials. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation for a fee of $10,500, plus reasonable expenses. Our directors, officers and other employees may participate in the solicitation of proxies by personal interview, telephone, or email. No additional compensation will be paid to our directors, officers or other employees for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our ordinary shares.
Shareholders Who Share an Address
Multiple Clarivate shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report, unless the shareholder gives instructions to the contrary. We will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any Clarivate shareholder who resides at a shared address and to which a single copy of the documents was delivered if the shareholder makes a request by contacting the Secretary at:
Clarivate Plc
70 St. Mary Axe
London EC3 8BA
United Kingdom
(or by telephone: +44 207 4334000)
Multiple shareholders who share a single address and who receive multiple copies of the Proxy Statement and the Annual Report and who wish to receive a single copy of each at that address in the future will need to contact their bank, broker, or other nominee.
Forward-Looking Statements
This proxy statement includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements,” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts.
The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Important Reminder

Please promptly vote and submit your proxy by mail or email, or by following the instructions for internet voting provided on the Proxy Card, or if you hold your shares through a bank or broker, as instructed by your bank or broker.

To appoint a proxy, you may sign, date, and return the enclosed Proxy Card in the postage-paid return envelope, or email it to AGM2023@clarivate.comor follow the instructions for internet voting provided on the Proxy Card. We must receive your Proxy Card or internet voting instructions by 11:59 p.m. Eastern time on May 2, 2023. If mailing, please mail your Proxy Card no later than April 17, 2023.

PROPOSAL 1:   ELECTION OF DIRECTORS
Directors and Nominees
Pursuant to the Company’s Articles of Association, as of the date of this Proxy Statement, the Board has determined that it be composed of 11 directors. Directors elected at the Annual General Meeting will hold office until the Annual General Meeting in 2024, or until their respective successors have been duly elected and qualified.
Each director nominee set forth below has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. In the event that any of the nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion. Usama N. Cortas and Adam T. Levyn have been nominated pursuant to the Company’s obligations under the Investor Rights Agreement dated October 1, 2020, entered into in connection with the Company’s acquisition of CPA Global.
Sheryl von Blucher, who has served as a director since May 2019, is not standing for reelection at the Annual General Meeting.
2023 NOMINEES FOR DIRECTOR
For more information about each director nominee, our continuing directors, and the operation of our Board, see “Corporate Governance and Board of Directors — Business Experience and Qualification of Board Members” below.
Name	Age	Director Since	Position within Company
Andrew Snyder	52	2021	Non-Executive Board Chair
Jonathan Gear	52	2022	Chief Executive Officer
Valeria Alberola	51	2021	Director
Michael Angelakis	58	2021	Director
Jane Okun Bomba	60	2020	Director
Usama N. Cortas	45	2020	Director
Adam T. Levyn	39	2020	Director
Anthony Munk	62	2019	Director
Wendell Pritchett	58	2022	Director
Richard W. Roedel	73	2020	Director
Saurabh Saha	46	—	—
Vote Required and Recommendation
A director will be re-elected or elected if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that each of Andrew Snyder, Jonathan Gear, Valeria Alberola, Michael Angelakis, Jane Okun Bomba, Usama N. Cortas, Adam T. Levyn, Anthony Munk, Wendell Pritchett and Richard W. Roedel be re-elected to serve as a director of the Company and that Saurabh Saha be elected to serve as a director of the Company until the 2024 Annual General Meeting, or until his or her successor is duly elected and qualified; and further

RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES
PROPOSAL 2:   ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our shareholders have an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (sometimes referred to herein as “NEOs”) as disclosed under the headings “Compensation Discussion and Analysis” (“CD&A”) and “Executive Compensation Tables” in this Proxy Statement.
As described in detail under CD&A, our executive compensation programs are designed to (i) align executive compensation with key stakeholder interests and support a pay-for-performance culture; (ii) attract, retain, and motivate highly qualified executive talent; (iii) provide appropriate rewards aligned to the achievement of key business objectives and growth in shareholder value; (iv) support our mission, vision and values; and (v) be globally consistent and locally competitive. Under these programs, our named executive officers are rewarded for the achievement of specific individual and corporate goals, with an emphasis on creating overall shareholder value. Our compensation programs continue to be a key driver of shareholder value creation with a strong emphasis on variable/at-risk compensation as opposed to fixed compensation.
Please read the CD&A for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our NEOs. Below are highlights of our program designed to ensure effective oversight of our executive compensation program and strong corporate governance.
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We have an HRCC that is fully composed of independent directors.

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The HRCC engages an independent compensation consultant.

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We have adopted share ownership guidelines for our executive officers and Board of Directors.

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The majority of NEO pay is at risk and dependent upon performance.

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The mix of executive officer equity awards includes a performance-based element.

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We engage with our shareholders to discuss executive compensation and corporate governance matters.

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We have a clawback policy that requires covered executives to reimburse performance-based compensation in specified circumstances.

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We do not permit our colleagues to engage in hedging transactions.

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We do not permit our colleagues to pledge Company securities to secure margin or other loans.

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We do not reprice underwater stock options.

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We do not provide excise tax gross-up payments.

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We do not have an evergreen provision that automatically adds shares to our equity incentive plan.

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We do not provide excessive perquisites.

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We do not grant single-trigger equity awards.

The Human Resources and Compensation Committee of the Board (the “HRCC”) continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We are asking our shareholders to indicate their support for our named executive officer compensation program and practices as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to approve the compensation policies and practices of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC” or the “Commission”) (which includes the CD&A, the Executive Compensation Tables, and related material).
Vote Required and Recommendation
The proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 3:   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board, which is composed entirely of independent directors, has selected PwC as the independent registered public accountants to audit our books, records, and accounts and those of our subsidiaries for the fiscal year 2023. The Board has endorsed this appointment. Ratification of the selection of PwC by shareholders is not required by law and is being sought on a non-binding and advisory basis. However, as a matter of good corporate practice, such selection is being submitted to the shareholders for ratification at the Annual General Meeting. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PwC, but may, in their discretion, retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of Clarivate and its shareholders.
PwC previously audited our consolidated financial statements or those of our predecessor since 2016. Representatives of PwC will be present at the Annual General Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
Audit, Audit-Related and Tax Fees
In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2022, we entered into an engagement letter with PwC that sets forth the terms by which PwC performed audit services for us. Aggregate fees for professional services rendered for us by PwC for the fiscal years ended December 31, 2022 and 2021, respectively, were as follows:
(In thousands)	2022	2021
Audit Fees	$8,922	$8,282
Audit-Related Fees	—	530
Tax Fees	—	—
All Other Fees	1	8
Total	$8,923	$8,820

Audit Fees.   Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the statutory audit of our subsidiaries, the review of our interim consolidated financial statements, and other services provided in connection with statutory and regulatory filings.
Audit-Related Fees.   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits, due diligence services related to acquisitions and divestitures, auditing work in proposed transactions, attestation services that are not required by regulation or statute and consultations regarding financial accounting or reporting standards. For 2021, audit-related fees included approximately $530,000 primarily for services associated with debt and equity offerings.
Tax Fees.   Tax fees consist of tax compliance consultants, preparation of tax reports, and other tax services.
All Other Fees.   All other fees for 2022 and 2021 consisted of license fees for utilization of technical databases.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by PwC. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PwC and the estimated fees related to these services.
During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with rules and regulations of the SEC and the NYSE. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PwC to management or to any individual member of the Audit Committee. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Vote Required and Recommendation
Ratification of the appointment of PwC if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy. Unless marked to the contrary, proxies received will be voted “FOR” this Proposal 3 regarding the ratification of PwC as our independent registered public accountants. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accountants.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2023 on a non-binding and advisory basis.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Board Leadership Structure
The Board of Directors of Clarivate believes strongly in the value of an independent board of directors to provide effective oversight of management. Of the 11 members of our Board of Directors, 10 are independent. This includes all members of the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Governance Committee and the Risk and Sustainability Committee. The independent members of the Board of Directors meet regularly without management, which meetings are chaired by the Lead Independent Director, whose role is described further below.
The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer (“CEO”) in any way that it deems to be in the best interests of the Company. Currently, the positions of Board Chair and Chief Executive Officer are separate, and Andrew Snyder, our Board Chair, is an independent director. The Board Chair oversees the planning of the annual Board calendar, and, in consultation with the Chief Executive Officer, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings. The Board Chair also presides at executive sessions, serves as a liaison between the Chief Executive Officer and the independent directors, sees that directors receive appropriate and timely information, assists the committee chairs in preparing agendas for the respective committee meetings, chairs the annual general meetings of shareholders, is available in appropriate circumstances to speak on behalf of the Board, and performs such other functions and responsibilities as set forth in the Company’s Corporate Governance Guidelines (available at http://ir.clarivate.com) or as requested by the Board from time to time. Board members are encouraged to suggest the inclusion of additional items on an agenda, and any director may request that an item be placed on an agenda. The Board Chair is responsible for creating and maintaining an effective working relationship with the members of management and the Board and encouraging dialogue between all directors and management.
Prior to Mr. Snyder’s appointment as Board Chair on October 20, 2022, Anthony Munk had served as our Lead Independent Director since May 2020. The Lead Independent Director’s authorities included:
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presiding at all meetings of the Independent Directors, including executive sessions;

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being available for periodic consultation and direct communication with the Company’s major shareholders;

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assisting in the recruitment of Board candidates;

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having active involvement in Board evaluations;

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having active involvement in establishing committee membership and committee chairs;

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having active involvement in the evaluation of the Chief Executive Officer;

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providing Board performance feedback to the Board Chair;

•
communicating with the independent directors between meetings, when appropriate;

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recommending consultants and independent advisors to the Board as necessary or appropriate;

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serving as interim Board Chair in the event of an unforeseen vacancy;

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calling meetings of the independent directors;

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attending meetings of all committees of the Board;

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in collaboration with the Board Chair, developing an annual Board agenda;

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in collaboration with the Board Chair, developing Board meeting agendas, ensuring critical issues are included and ensuring that there is sufficient time for discussion of all agenda items; and

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advising the Board Chair on the quality, quantity, appropriateness and timeliness of information provided to the Board.

Each of the Company’s directors, other than Mr. Gear, are independent (see “Independence of Directors” below). The Board believes that the independent directors, including its non-Executive Board Chair, Mr. Snyder, provide effective oversight of management.
The Role of the Board of Directors in Risk Oversight
We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities.
Management at Clarivate is responsible for day-to-day risk management activities. The Company has formed a management risk committee to supervise these day-to-day risk management efforts, including identifying potential material risks and appropriate and reasonable risk mitigation efforts. The Board of Directors, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. With the oversight of the Board, we have implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value. Each of the Board’s four committees — Audit, Human Resources and Compensation, Nominating and Governance and Risk and Sustainability — has a role in assisting the Board in its oversight of the Company’s risk management, as set forth in the relevant committee charters.
The Board’s Risk & Sustainability Committee brings additional Board-level focus to the oversight of the Company’s management of key risks, as well as the Company’s policies and processes for monitoring and mitigating such risks. The Risk & Sustainability Committee meets not less frequently than quarterly. The Chair of the Risk & Sustainability Committee gives regular reports of the Risk & Sustainability Committee’s meetings and activities to the Audit Committee in order to keep the Audit Committee informed of the Company’s guidelines, policies and practices with respect to risk assessment and risk management; and each committee reports regularly to the full Board of Directors on its activities.
In addition, the Board of Directors participates in regular discussions among the Board and with senior management on many core subjects, including strategy, operations, finance, information technology, human resources, legal and public policy matters, and any other subjects regarding which the Board or its committees consider risk oversight an inherent element. The Board of Directors believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the independent Board Chair and working through its independent committees, to participate actively in the oversight of management’s actions.
Business Experience and Qualifications of Board Members and Director Nominees
Andrew Snyder, 52, has been a member of our Board since December 2021 and our non-executive Board Chair since October 2022. He is currently CEO of Cambridge Information Group, a family-owned investment firm and Chairman of Clarivate (CLVT), a global leader in providing solutions to accelerate the lifecycle of innovation. From 2003 to 2021 he was responsible for building ProQuest from a legacy company of under 200 employees to one of the leading providers of information and software solutions to the global academic and research community with nearly 3,000 professionals. CIG sold ProQuest to Clarivate in May 2021. Prior to joining CIG, he spent seven years at the Goldman Sachs Group where he focused on traditional media, technology and services investing for the firm’s private equity fund. Mr. Snyder also spent one year as the Assistant to the Chairman and CEO of Goldman Sachs. Mr. Snyder graduated cum laude from the Wharton School at the University of Pennsylvania, and earned a J.D. from Georgetown University Law Center, where he graduated magna cum laude. In addition to Clarivate, Mr. Snyder currently serves on the New York-Presbyterian Board of Trustees and the Board of Advisors of Penn Libraries. He formerly served on the Board of Shining Hope for Communities (SHOFCO) and The Browning School.
Jonathan Gear, 52, is our Chief Executive Officer, assuming that role on September 1, 2022. Mr. Gear joined Clarivate as CEO-elect and a member of the board of directors in July 2022. Mr. Gear most recently served as Chief Financial Officer of IHS Markit Ltd. (“IHS Markit”), a position he held from February 2020 through February 2022, at which time IHS Markit completed its merger with S&P Global Inc. Prior to that, Mr. Gear served as Executive Vice President and President of the Energy, Transportation, and CMS segments at IHS Markit since July 2016. Earlier, he served in multiple leadership roles across IHS Inc. (“IHS”). Prior to joining IHS in 2005, Mr. Gear held leadership positions at Activant Solutions Inc., smarterwork.com and Booz Allen Hamilton. He holds a BA in Political Economics from the University of California-Berkeley and an MBA from Stanford University.
Valeria Alberola, 51, has been a member of our Board since May 2021. Ms. Alberola serves as the Chief Executive Officer of ZOMALAB and brings over 25 years of international experience in corporate finance, investment banking, sustainable investments, operations and strategic management consulting. Prior to joining ZOMALAB, she was the CFO of Bridge Education Group, an international education company, where she helped scale the organization to 10 locations in the U.S. and Latin America to serve over 3,000 students annually. Previously, she was a partner at Q Advisors, a San Francisco and Denver-based investment banking firm, where she executed private and public transactions, including mergers and acquisitions and debt and equity financings for technology and telecommunications clients in the U.S. and internationally. Prior to Q Advisors, Ms. Alberola was the Director of Business Development for VeloCom, an international telecommunications company, where she was involved in acquisition and capital raising activities. She was also a strategic management consultant with McKinsey & Company in Santiago, Chile, and an equity analyst with Citigroup in São Paulo, Brazil. Ms. Alberola serves on the board of Vantage Data Centers, an international hyperscale data center provider. She is also a founding board member of Endeavor Colorado and a past board member of Colorado’s Technology Association, Graland Country Day School, OpenWorld Learning and the Boys & Girls Clubs of Metro Denver. Ms. Alberola received a B.S. in Economics and Business Administration from the Pontificia Universidad Católica de Chile and an M.B.A. from the Kellogg School of Management at Northwestern University, where she was a Fulbright scholar. Ms. Alberola was selected to serve on the Board of Directors due to her significant international experience in corporate finance, mergers and acquisitions and operations.
Michael Angelakis, 58, has been a member of our Board since December 2021 and is the Chairman and Chief Executive Officer of Atairos. He also serves as a Senior Advisor to the Executive Management Committee of Comcast Corporation. Prior to founding Atairos, he served as Comcast’s Vice Chairman and Chief Financial Officer. In those roles, Mr. Angelakis was responsible for many strategic, financial, administrative and other areas within the Corporation. During his tenure at Comcast, Mr. Angelakis was recognized by Institutional Investor magazine as one of “America’s Best Chief Financial Officers” six out of eight years. Prior to joining Comcast, Mr. Angelakis served as a Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, one of the leading private equity firms investing in technology, media and communications companies around the world. Before joining Providence, Mr. Angelakis was Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications. He also served as Vice President at Manufacturers Hanover Trust Company in New York, where he oversaw one of the institution’s media and communications portfolios. Additionally, Mr. Angelakis spent several years in London developing Manufacturers Hanover’s merchant banking activities throughout Western Europe. He is a member of the Board of Directors of ExxonMobil, Bowlero Corporation and TriNet Group, which are publicly listed companies, as well as the following private companies: Arcis Golf Corporation and The Orogen Group. Previously, Mr. Angelakis was the Chairman of the Board for the Federal Reserve Bank of Philadelphia, a member of the Board of Directors of Duke Energy, Hewlett Packard Enterprises, Learfield College, Spectra Holdings, ProQuest Corporation and Groupon Corporation, as well as a trustee of Babson College. He is a graduate of Babson College and the Owner/President Management Program at the Harvard Business School. Mr. Angelakis was selected to serve on the Board of Directors due to his significant experience in a variety of strategic financing transactions and investments in business and information services companies.
Jane Okun Bomba, 60, has been a member of our board since May 2020. Ms. Okun Bomba also serves on the board of directors of Brightview Holdings, Inc. since April 2019 and previously served on the board of directors of Service Source International. Ms. Okun Bomba has served as President of Saddle Ridge Consulting since January 2018 and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. Previously, from 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit Ltd (previously IHS Inc.), most recently as Executive Vice President, Chief Administrative Officer, where she led 450 people in corporate functions including HR, Marketing, Communications, Sustainability and Investor Relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She held various management positions in corporate finance at Northwest Airlines and American Airlines and was a CPA at PriceWaterhouse. Ms. Okun Bomba serves on the board of Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a BGS and an MBA from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board director education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium. Ms. Okun Bomba was selected to serve on the Board of Directors due to her significant experience in human resources, finance, sustainability/ESG and investor relations.
Usama N. Cortas, 45, has been a member of our Board since October 2020 and is currently a Partner with Leonard Green & Partners, L.P. (“LGP”). Prior to joining LGP in 2003, Mr. Cortas worked in the Investment Banking Division of Morgan Stanley in their New York office from 2000 to 2003. Mr. Cortas currently also serves on the boards of the following privately held companies or their affiliates: ECI Solutions, Insight Global and Convergint, and has served on the boards of Authentic Brands Group, CCC Information Services, CPA Global, Ellucian, Tank Holdings Corp., The Sports Authority and United States Infrastructure Corporation, among others. He earned a Bachelor of Arts degree in Economics-Political Science from Columbia University.
Adam T. Levyn, 39, has been a member of our Board since October 2020 and is currently a Partner with LGP. Prior to joining LGP in 2011, Mr. Levyn worked in private equity at Kohlberg Kravis Roberts & Co. in their New York office from 2007 to 2009 and in the Global Industrials Group of Bear, Stearns & Co. Inc. in their New York office from 2005 to 2007. Mr. Levyn currently also serves on the boards of the following privately held companies or their affiliates: CHG Healthcare Services, ExamWorks, Parts Town, Service Logic and SRS Distribution, and has served on the boards of CPA Global, Restorix Health, Tank Holdings Corp. and United States Infrastructure Corporation, among others. He earned a Bachelor of Arts degree in Economics from Princeton University and a M.B.A. from Harvard Business School.
Anthony Munk, 62, serves as our lead independent director and has been a member of the Company’s board since May 2019. Mr. Munk is a Vice Chairman of Onex Corporation, which he joined in 1988, and is Chair of Onex Partners’ Private Equity Investment Committee. Mr. Munk currently also serves on the public company board of Emerald Holdings, Inc. and the private company boards of WireCo Worldgroup Inc. Mr. Munk previously served on the board of directors of Jeld-Wen, SGS&Co, Barrick Gold, RSI Home Products, Husky Injection Molding Systems Ltd, Cineplex Inc., SMG Holdings, Inc., Jack’s Family Restaurants, and Save-A-Lot. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. (Honors) in Economics from Queen’s University. Mr. Munk was selected to serve on the Board of Directors due to his significant experience in a variety of strategic and financing transactions and investments.
Dr. Wendell Pritchett, 58, has been a member of our board since July 2022. Dr Pritchett is the Riepe Presidential Professor of Law and Education at the University of Pennsylvania. Dr. Pritchett previously served as the Interim President of the University of Pennsylvania from February 2022 to June 2022 and as the University Provost from 2017 to 2021. In 2018, he was appointed Chairman of the Nominating Panel of the Philadelphia School Board by Philadelphia Mayor James Kenney. Dr. Pritchett first joined the University of Pennsylvania Law faculty in 2002 and served as Interim Dean and Presidential Professor from 2014 to 2015 and as associate dean for academic affairs from 2006 to 2007. A professor at the University of Pennsylvania School of Law from 2001 to 2009, Dr. Pritchett also served as Chancellor of Rutgers-Camden from 2009 to 2014, and in 2008 served as Deputy Chief of Staff and Director of Policy for Philadelphia Mayor Michael Nutter, who also appointed him to the School

Reform Commission, where he served from 2011 to 2014. Dr. Pritchett served as Chair of the Redevelopment Authority of Philadelphia and as President of the Philadelphia Housing Development Corporation from 2008 to 2011. Dr. Pritchett is a member of the board of directors of Toll Brothers, Inc. Dr. Pritchett earned his Ph.D. in history from the University of Pennsylvania in 1997, a J.D. from Yale Law School in 1991 and a B.A. in political science from Brown University in 1986.
Richard W. Roedel, 73, has been a member of our board since May 2020. Mr. Roedel also serves on the public company boards of directors of Brightview Holdings, Inc., LSB Industries, Inc. and Luna Innovations Incorporated. Mr. Roedel serves as Non-Executive Chairman of LSB and Luna Innovations. Mr. Roedel has previously served on the boards of Six Flags Entertainment, IHS Markit Ltd (previously IHS Inc.), Lorillard, Inc., Sealy Corporation, BrightPoint, Inc, Broadview Holdings, Inc., Dade Behring Holdings, Inc. and Take-Two Interactive Software, Inc. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel was appointed to a three year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). Until 2000, Mr. Roedel was employed by BDO Seidman LLP, having been managing partner of its Chicago and New York Metropolitan area offices and later Chairman and CEO. Mr. Roedel is a graduate of The Ohio State University and a CPA. Mr. Roedel was selected to serve on the Board of Directors due to his significant finance, accounting and risk management experience.
Saurabh Saha MD PhD, 46, was nominated by the Board to stand for election at the Annual General Meeting. Dr. Saha brings over 20 years of experience in the health and life sciences field and has served as the Chief Executive Officer of Centessa Pharmaceuticals since 2021. Prior to joining Centessa, he was Senior Vice President of Research & Development and Global Head of Translational Medicine for Bristol Myers Squibb from 2017 to 2021, where he led translational medicine research and development across all therapeutic areas (hematology, oncology, cardiovascular, immunosciences, fibrosis and neuroscience) spanning early discovery, preclinical, early development through late development and commercialization. From 2016 to 2017, Dr. Sana was President and Chief Executive Officer of Delinia, a biotechnology company developing novel therapeutics for the treatment of autoimmune diseases. Earlier in his career, he was a strategic consultant with McKinsey & Company, providing strategic advice for drug discovery research at the world’s top biotech and pharmaceutical companies. Dr. Sana serves on the board of directors of Centessa Pharmaceuticals and Scorpion Therapeutics. Dr. Sana received a B.Sc. in Biology with Honors from California Institute of Technology, a M.Sc. in Biochemistry from Oxford University, and an M.D. and Ph.D. from The Johns Hopkins University School of Medicine. Dr. Sana was selected to serve on the Board of Directors due to his significant experience and deep expertise in the areas of health and life sciences.
Independence of Directors
We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE listing standards generally define an “independent director” as a person other than an executive officer of a company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Andrew Snyder, Valeria Alberola, Michael Angelakis, Jane Okun Bomba, Usama N. Cortas, Adam T. Levyn, Anthony Munk, Dr. Wendell Pritchett, and Richard W. Roedel are independent directors. The Board has also determined that director nominee Saurabh Saha would be independent if elected to the Board.
Directors’ Meeting Attendance
The Board held 13 meetings during 2022. At each meeting, the non-Executive Board Chair (or the Executive Chair prior to October 20, 2022) was the presiding director. Each director attended at least 75 percent of the total regularly scheduled and special meetings of the Board and the committees on which they served, except that Andrew Snyder was unable to attend the one Audit Committee meeting that occurred while he was serving on the Audit Committee before he was elected as our non-Executive Board Chair. Our Board expects each director to attend our Annual General Meeting of Shareholders, although attendance is not required. All of our directors attended last year’s Annual General Meeting of Shareholders.

Simultaneous Service on Other Public Company Boards
The Board does not believe that its members should be generally prohibited from serving on boards of other organizations. However, as set forth in the Company’s Corporate Governance Guidelines (available at http://ir.clarivate.com) the Board believes that reasonable limits on such activity are advisable in order to ensure adequate time is available for Board members to focus on the Company and its business. For that reason, the Board has determined that no non-management director may serve on the board of more than three other public companies and the Company’s Chief Executive Officer and each of its executive officers may only serve on the board of one other public company. In addition, as set forth in the Audit Committee charter and the Company’s Corporate Governance Guidelines (available at http://ir.clarivate.com), no Audit Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and this determination is disclosed in accordance with NYSE rules.
In addition, other than with respect to any directors and director candidates designated pursuant to the Investor Rights Agreement (for so long as such agreement is in effect), for whom the Nominating and Governance Committee does not provide a recommendation to the Board, the Nominating and Governance Committee may take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors.
Family Relationships
There are no family relationships between any of Clarivate’s executive officers and directors.
Compensation Committee Interlocks and Insider Participation
During 2022, none of our executive officers served on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Human Resources and Compensation Committee.
Code of Conduct
Clarivate has adopted a Code of Conduct that applies to all of its employees, officers, and directors. This includes Clarivate’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Clarivate’s Code of Conduct is posted on its website at http://ir.clarivate.com. Clarivate intends to disclose on its website any future amendments of the Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Clarivate’s directors from provisions in the Code of Conduct.
Communications with the Board
If you wish to communicate with the Board as a whole, with any Committee, with any one or more individual directors, or with our non-management directors, you may send your written communication to:
Jaspal Chahal
Chief Legal Officer and General Counsel
Clarivate Plc
70 St. Mary Axe
London C3A8BE
United Kingdom
Board Committees
In 2022, our Board had four standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Governance Committee (previously the Nominating,

Governance and Sustainability Committee) and the Risk and Sustainability Committee (previously the Risk Committee). We believe that all members of each of these committees meet the independence standards of the NYSE and SEC rules and regulations. The Board has approved a charter for each of the standing committees, each of which can be found on our website at http://ir.clarivate.com.
Composition of Board Committees
The Board had four standing committees in 2022 with duties, membership as of year-end, and number of meetings for each as shown below.
Name	Audit Committee	Nominating and Governance Committee	Human Resources and Compensation Committee	Risk and Sustainability Committee
Andrew Snyder(1)		✔
Valeria Alberola	✔		✔
Michael Angelakis		✔
Sheryl von Blucher		✔		Chair
Jane Okun Bomba			Chair
Usama N. Cortas		✔	✔
Adam T. Levyn				✔
Anthony Munk	✔
Dr. Wendell Pritchett		Chair		✔
Richard W. Roedel	Chair			✔
Number of Meetings	7	5	7	6

(1)
Mr. Snyder is our non-executive Board Chair.

Audit Committee
Members —
Richard W. Roedel, Chair
Valeria Alberola
Anthony Munk
The Board has established an Audit Committee composed of independent directors. Each of the members of the Audit Committee is independent under NYSE listing standards and SEC rules. The Audit Committee has a written charter. The purpose of the Audit Committee is, among other things, to appoint, retain, set compensation of, and supervise Clarivate’s independent accountants, review the results and scope of the audit and other accounting related services and review Clarivate’s accounting practices and systems of internal accounting and disclosure controls.
Financial Experts on Audit Committee
The Audit Committee will at all times be composed exclusively of “independent directors,” as defined for Audit Committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Clarivate is required to certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that each of Richard W. Roedel, Valeria Alberola and Anthony Munk meets the definition of “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Human Resources and Compensation Committee
Members —
Jane Okun Bomba, Chair
Valeria Alberola
Usama N. Cortas
The Board has established a Human Resources and Compensation Committee composed of independent directors. The Human Resources and Compensation Committee has a written charter. The purpose of the Human Resources and Compensation Committee is to review and approve compensation paid to Clarivate’s officers and directors and to administer Clarivate’s incentive compensation plans, including authority to make and modify awards under such plans.
Each of the members of the Human Resources and Compensation Committee is independent under NYSE listing standards and is a “non-employee director” and satisfies the requirements of a “non-employee director” for purposes of Section 16 of the Exchange Act.
See “Determination of Executive Compensation: Role of the Human Resources and Compensation Committee” in the CD&A for more information on the roles and responsibilities of the HRCC.
Nominating and Governance Committee
Members —
Dr. Wendell Pritchett, Chair
Andrew Snyder
Michael Angelakis
Sherly von Bucher
Usama N. Cortas
The Board has established a Nominating and Corporate Governance Committee. The Nominating and Governance Committee has a written charter. The Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Each of the members of the Nominating and Governance Committee is independent under NYSE listing standards.
Risk and Sustainability Committee
Members —
Sheryl von Blucher, Chair
Adam T. Levyn
Dr. Wendell Pritchett
Richard W. Roedel
The Risk Committee was created by our Board to assist our Board in its oversight of the Company’s risk management. It was re-named the “Risk and Sustainability Committee” in 2022 in recognition of the expanded mandate of the committee to provide oversight of Environmental, Social and Governance (ESG) matters. The Risk and Sustainability Committee has a written charter. In addition to any other responsibilities which may be assigned from time to time by the Board, the Risk & Sustainability Committee is responsible for (i) reviewing and discussing with management the Company’s risk management and risk assessment processes, including any policies and procedures for the identification, evaluation and mitigation of major risks of the Company; (ii) receiving periodic reports from management as to efforts to monitor, control and mitigate major risks; and (iii) reviewing periodic reports from management on selected risk and ESG topics as the Risk and Sustainability Committee deems appropriate from time to time, encompassing major risks other than those delegated by the Board to other Committees of the Board in their respective charters or otherwise. Each of the members of the Risk Committee is independent under NYSE listing standards.

Director Nominations
Subject to the requirements of the Investor Rights Agreement discussed under “Certain Relationships and Related Person Transactions,” the Nominating and Governance Committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating and Governance Committee charter, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating and Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Subject to the requirements of the Investor Rights Agreement, the Nominating and Governance Committee will not distinguish among nominees recommended by shareholders and other persons.
Director Compensation
Non-employee directors who are not employees or affiliates of Onex or LGP, receive compensation composed of an annual retainer for Board service, a grant of Restricted Share Units (“RSUs”), and an annual retainer for committee chairs as described in the table below.
Director Compensation	Amount(1) ($)
Board of Directors Annual Retainer	85,000
Board of Directors Annual RSU Grant	165,000
Non-Executive Board Chair Annual Retainer	120,000
Audit Committee Chair Annual Retainer	30,000
Human Resources and Compensation Committee Chair Annual Retainer	30,000
Nominating and Governance Committee Chair Annual Retainer	20,000
Risk and Sustainability Committee Chair Annual Retainer	20,000

(1)
Except for the Non-Executive Board Chair Annual Retainer, which is paid in shares, Directors may elect to receive payment of their retainers in cash, shares, or a combination of cash and shares. In addition to the fees described above, reimbursement is provided for travel, lodging and other reasonable expenses.

The Nominating and Governance Committee periodically evaluates the compensation of our non-employee directors, with the assistance of Pay Governance, the Human Resources and Compensation Committee’s consultant. Pay Governance reviews director pay levels and provides analyses on where the Company is positioned relative to the Company’s compensation. The Nominating and Governance Committee may bring recommendations for adjustments to non-employee director compensation to the Board for review and approval.

The following table provides information concerning the compensation of each of our non-employee directors who received compensation during fiscal year 2022.
Non-Employee Director Compensation
Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Andrew Snyder	108,804	165,000	273,804
Valeria Alberola	85,000	165,000	250,000
Michael Angelakis	85,000	165,000	250,000
Sheryl von Blucher	105,000	165,000	270,000
Jane Okun Bomba	115,000	165,000	280,000
Dr. Wendell Pritchett(4)	38,533	137,500	176,033
Richard W. Roedel	104,615	165,000	269,615
Former Directors:
Charles J. Neral(5)	39,808	—	39,808
Balakrishnan S. Iyer(6)	101,576	58,405(7)	159,981
Roxane White(6)	82,228	58,405(7)	104,633

(1)
The following directors did not receive compensation during 2022: Messrs. Gilis and Munk as they are affiliates of Onex and Messrs. Cortas and Levyn as they are affiliates of LGP. Additionally, Messrs. Stead and Gear, who served and serves as our CEO, respectively, did not receive any compensation for director services other than what is disclosed in the Summary Compensation Table.

(2)
The following directors elected to receive ordinary shares in lieu of cash fees: Mr. Iyer received 8,990 ordinary shares in lieu of 100% of his cash retainer; Ms. Bomba received 10,297 ordinary shares in lieu of 100% of her cash retainers; Mr. Roedel received 9,641 ordinary shares in lieu of 100% of his cash retainers; Mr. Snyder received 7,932 ordinary shares in lieu of 71% of his cash retainers as he elected to be compensated in ordinary shares in lieu of 50% of his cash retainer for the period January 1, 2022 until September 30, 2022 and compensated in ordinary shares in lieu of 100% of his cash retainer for the period October 1, 2022 until December 31, 2022; Ms. Von Blucher received 9,401 ordinary shares in lieu of 100% of her cash retainers; and Ms. White received 3,637 ordinary shares in lieu of 50% of her cash retainers.

(3)
On May 5, 2022, the date of the 2022 AGM, all directors were awarded 11,163 RSUs with a value of $165,000, excluding Dr. Pritchett who had not yet joined the Board. The number of RSUs granted was calculated by dividing $165,000 by $14.78, the closing price of Clarivate shares on the grant date, rounding down to the next whole share. These RSUs have a one-year vesting requirement. Dr. Pritchett was subsequently awarded 9,489 pro-rata RSUs upon joining the Board in July 2022, which RSUs will vest on May 5, 2023. The number of RSUs granted to Dr. Pritchett was calculated by dividing $137,500 by $14.49, the closing price of Clarivate shares on the grant date, rounding down to the next whole share. At the end of the fiscal year, Ms. Alberola, Mr. Angelakis, Ms. Okun Bomba, Mr. Roedel, Mr. Snyder and Ms. Von Blucher were each holding their 11,163 unvested RSUs and Dr. Pritchett was holding 9,489 unvested RSUs.

(4)
Dr. Pritchett was elected as a director on July 21, 2022.

(5)
Mr. Neral did not stand for re-election at the 2022 AGM.

(6)
Mr. Iyer and Ms. White stepped down from the Board effective on December 19, 2022.

(7)
At the time Mr. Iyer and Ms. White stepped down from the Board, the terms of the RSUs granted to them on May 5, 2022 were modified to permit them to vest on a pro rata basis through December 19, 2022. The original terms of the award provided for 100% vesting one year from the grant date. The value shown in the table above is equal to the pro rata number of RSUs accelerated (7,003) multiplied by $8.34, the value of the shares on the modification.
The Articles of Association provide that, to the fullest extent permitted by law, the Company shall indemnify its directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they may incur as a result of any act or failure to act in carrying out their functions in connection with the Company, other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. The Company maintains a directors’ and officers’ liability policy for the benefit of any director or officer in the event of any loss or liability the director or officer may experience in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Executive Officers
Set forth below is information concerning our executive officers as of March 6, 2023.
Name	Age	Position
Jonathan Gear	52	Chief Executive Officer
Jonathan Collins	43	Executive Vice President & Chief Financial Officer
Jaspal Chahal	57	Chief Legal Officer and General Counsel
Steen Lomholt-Thomsen	59	Chief Revenue Officer
Stefano Maestri	49	Chief Technology Officer
Gordon Samson	57	Chief Product Officer
Julie M. Wilson	60	Chief People Officer
Executive officers are appointed by our Board. Information about Mr. Gear is provided under “Business Experience and Qualifications of Board Members and Director Nominees” in this Proxy Statement. A brief biography for each of our other executive officers follows.
Jonathan M. Collins joined Clarivate in December 2021 as executive vice president and chief financial officer managing the global financial organization and leading the development and execution of the Company’s fiscal strategies. In his previous role, Mr. Collins served as executive vice president and chief financial officer for Dana Incorporated, a publicly listed company. In this role, he led Dana’s financial, information technology, corporate strategy, and business development functions, as well as the digital solutions and aftermarket businesses. He was instrumental in authoring the company’s enterprise strategy and led multiple strategic acquisitions that combined with Dana’s core technologies to create a leading supplier of electric-vehicle propulsion systems. Prior to joining Dana, Mr. Collins served as senior vice president and chief financial officer of ProQuest, a leading global education technology company, now part of Clarivate. In that role, he worked closely with leadership across the company to profitably grow the business by enabling the digitalization of academic research. In addition, Mr. Collins has served in finance leadership roles at International Automotive Components Group and Lear Corporation. He earned an MBA, with distinction, from the University of Michigan’s Stephen M. Ross School of Business and holds a bachelor’s degree from Cedarville University.
Jaspal Chahal joined Clarivate in July 2021 as Chief Legal Officer and General Counsel. Ms. Chahal has over 25 years of corporate, commercial and legal experience gained working for a range of diverse industries, predominantly publicly listed information services and technology companies. She has a proven track record of building high performing global in-house legal functions, cultivating and nurturing top talent, operating across borders, and navigating businesses through complex legal, regulatory and compliance issues. Prior to joining Clarivate, she was Vice President and General Counsel for Sabre Corp, a leading software and technology provider for the travel industry serving most major airlines, travel agencies and hospitality suppliers from 2018 to 2020. At Sabre, Ms. Chahal led the global legal team responsible for managing legal affairs for Sabre’s Travel Network Solutions business. Prior to Sabre, Ms. Chahal was Senior Vice President and General Counsel at IHS Markit Ltd. from 2008 to 2016. She has also held General Counsel roles at Brunel University London and Acxiom Corp. She has served as a director for her family owned healthcare business since 2017. Ms. Chahal holds a Master of Law and Bachelor of Law from the University of London. She has also served as a trustee for Active Prospects, which is a not for profit organization from 2017 to 2019.
Steen Lomholt-Thomsen joined Clarivate in August 2021 as chief revenue officer and is a seasoned sales and business leader with a proven track record for growing revenue as well as building and coaching world-class teams. He brings over 25 years of experience in global sales leadership and organizational transformation having previously held positions with IBM, HP, IHS Markit and most recently, AVEVA. In his previous role, Mr. Lomholt-Thomsen served as chief revenue officer for AVEVA from June 2017 to July 2021 and was responsible for all global revenue and sales go-to-market transformation. His priorities included delivering client success through extraordinary client experiences, strategic value selling, simplifying how to bring innovation and value to clients and overall enabling of customers’ digital transformation journey. Prior to AVEVA, Mr. Lomholt-Thomsen was senior vice president at IHS from March 2012 to May 2017 where he was responsible for the energy business. Mr. Lomholt-Thomsen is chair of the board of directors of Bull Wall and served as a board member of Trackunit from August 2017 until June 2021.
Stefano Maestri joined Clarivate in August 2020 as Chief Technology Officer, responsible for product engineering, information security, data science and analytics, and the IT organization. Mr. Maestri has over 20 years of software development experience within financial services and started his career as a software engineer. He has a strong track record of leading global technology teams in high availability, real-time environments. He was recently at IHS Markit for 12 years and was the Chief Technology Officer for the Financial Services division. In the past, he has held technology leadership roles in both investment banking and exchanges. Mr. Maestri holds a bachelor’s degree from University College London and an MSc in Computer Science from Birkbeck College, also part of the University of London.
Gordon Samson joined Clarivate in October 2020 with the acquisition of CPA Global, having joined CPA Global in 2014 as Chief Operating Officer. He has over 30 years of experience in B2B and has held senior executive roles with both operating and P&L accountability for more than 20 years in private, private equity backed and public companies. He has a strong track record of leading businesses through change, including M&A, creating operating models that drive efficiency and profitability, and building leadership teams and business structures that enable sustainable growth. His last two roles had large global footprints across EMEA, North America and Asia. Prior to joining the IP industry, he worked in global outsourcing, print, media and direct marketing, most recently with Williams Lea, a $1.3 billion global outsourcing business, then part of DHL plc. Mr. Samson is a Physics graduate from the University of West of Scotland.
Julie M. Wilson joined Clarivate in April 2021 as Chief People Officer with responsibility for global HR strategy, talent development and organization effectiveness. Ms. Wilson has extensive experience in the complete talent lifecycle and a deep commitment to a creating an organizational culture that is both supportive and high-performance. Prior to joining Clarivate, from 2003 to 2019, she was the Chief People Officer for Cerner Corporation, a global leader in health care and information technology, supporting the company’s growth and expansion of over 600% to a workforce of more than 29,000 associates worldwide during her tenure. Her background also includes advising start-ups and early-stage organizations, and she currently serves on community and non-profit boards including Stowers Resource Management Board of Directors (diversity and compensation committees), MRI Global Board of Directors (compensation and governance committees) and Powell Gardens Board of Directors (marketing and nominating committees). Ms. Wilson holds a Bachelor of Science in Business Administration from the University of Missouri, Kansas City and is a member of Kansas City’s “Women Who Mean Business” selected by the Kansas City Business Journal 2014 to present. She was also named as one of Kansas City’s “Power 100” by the Kansas City Business Journal in 2017, 2018 and 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes present information relating to the beneficial ownership of our ordinary shares as of March 6, 2023 and shows the number of shares and percentage of outstanding ordinary shares owned by:
•
each person or entity who is known by us to own beneficially 5% or more of our ordinary shares;

•
each of our directors, director nominees and executive officers, individually; and

•
all current directors and executive officers as a group.

Unless otherwise indicated, the business address of each of the individuals is c/o Clarivate Plc, 70 St. Mary Axe, London EC3 8BA United Kingdom.
	Amount and Nature of Beneficial Ownership
Beneficial Owner(1)	Number	Percent
Five Percent Holders:
Leonard Green & Partners, L.P.(2)	116,666,507	17.29
Clarkston Capital Partners, LLC(3)	48,465,749	7.19
Generation Investment Management LLP(4)	45,601,428	6.76
Onex(5)	42,855,384	6.35
Castik Capital S.a.r.l.(6)	38,089,963	5.65
Directors, Director Nominees and Executive Officers:
Jonathan Gear(7)	79,219	*
Valeria Alberola(8)	15,915	*
Michael Angelakis(9)	12,273,465	1.82
Sheryl von Blucher(10)	3,071,392	*
Jane Okun Bomba(11)	68,110	*
Jaspal Chahal(12)	26,829	*
Jonathan Collins(13)	224,742	*
Usama N. Cortas(14)	116,666,507	17.29
Adam T. Levyn	—	—
Stefano Maestri(15)	42,318	*
Anthony Munk	—	—
Wendell Pritchett(16)	9,489	*
Richard W. Roedel(17)	53,402	*
Saurabh Saha	—	—
Andrew Snyder(18)	25,282,538	3.75
Jerre Stead(19)	13,254,027	1.2
Gordon Samson(20)	668,717	*
Steen Lomholt-Thomsen(21)	107,971	*
Julie Wilson(22)	41,632	*
All current directors and executive officers as a group (19 individuals)(23)	172,191,395	25.5

*
Less than one percent.

(1)
Unless otherwise stated below, the address of each beneficial owner listed in the table is c/o Clarivate Plc, 70 St. Mary Axe, London EC3A 8BE, United Kingdom.

(2)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D/A under the Exchange Act filed by such shareholder with the SEC. GEI VII Capri Holdings, LLC (“Capri Holdings”) is the record and direct holder of 116,666,507 ordinary shares held by Capri Holdings on behalf of the following investors: (i) Green Equity Investors VII, L.P. (“GEI VII”) is the indirect owner of 33,763,998 ordinary shares, (ii) Green Equity Investors Side VII, L.P. (“GEI Side VII”) is the indirect owner of 47,264,079 ordinary shares, (iii) GEI VII Capri AIV, L.P. (“AIV”) is the indirect owner of 6,234,835 ordinary shares, (iv) Capri Coinvest LP (“Coinvest”) is the indirect owner of 28,094,163 ordinary shares, (v) LGP Associates VII-A LLC (“Associates VII-A”) is the indirect owner of 121,171 ordinary shares, and (vi) LGP Associates VII-B LLC (“Associates VII-B”) is the indirect owner of 1,188,261 ordinary shares. The principal business of each of Capri Holdings, GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A and Associates VII-B is to pursue investments. Each of GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A, Associates VII-B, Capri VII, and LGP are members of Capri Holdings. The principal business of Capri VII is to act as a member of Capri Holdings. GEI Capital VII, LLC (“Capital”) is the general partner of GEI VII and GEI Side VII. Capital’s principal business is to act as the general partner of GEI VII and GEI Side VII. LGP is an affiliate of Capital and Capri VII. LGP’s principal business is to act as the management company of GEI VII, GEI Side VII and other affiliated funds. LGP Management, Inc. (“LGPM”) is the general partner of LGP. LGPM’s principal business is to act as the general partner of LGP. Peridot Coinvest Manager LLC (“Peridot”) is an affiliate of LGP and Capital whose principal business is to act as the general partner of Coinvest, the manager of Capri Holdings, and the management company of Associates VII-A, Associates VII-B, and other similar entities. Due to their relationships with GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A, and Associates VII-B, each of Capri Holdings, Capri VII, Capital, LGP, LGPM, and Peridot may be deemed to have shared voting and investment power with respect to the ordinary shares beneficially owned by GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A, and Associates VII-B. As such, Capri Holdings, Capri VII, Capital, LGP, LGPM, and Peridot may be deemed to have shared beneficial ownership over such ordinary shares. Each of Capri Holdings, Capri VII, Capital, LGP, LGPM, and Peridot, however, disclaims beneficial ownership of such ordinary shares. The address of GEI VII Capri Holdings, LLC. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(3)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G under the Exchange Act filed by such shareholder with the SEC. Clarkston Capital Partners, LLC (“CCP”), is an investment adviser and the record holder of 48,465,749 Ordinary shares, having shared voting power over 44,036,834 of those shares and shared dispositive power over 48,465,749 shares. Collectively, the securities reported in the Schedule 13G are held in the accounts of CCP’s discretionary clients or in an account over which a control person of CCP has beneficial ownership. The sole members of CCP are Clarkston Companies, Inc. and Modell Capital LLC. The sole owners of Clarkston Companies, Inc. are Jeffrey A. Hakala and Gerald W. Hakala. The sole member of Modell Capital LLC is the Jeremy J. Modell Revocable Living Trust. The address of Clarkston Capital Partners, LLC is 91 West Long Lake Road, Bloomfield Hills, MI 48304.

(4)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G/A under the Exchange Act filed by such shareholder with the SEC. The address of Generation Investment Management LLP is 20 Air Street, 7th floor, London, United Kingdom W1B 5AN.

(5)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G/A under the Exchange Act filed by such shareholder with the SEC. Onex Partners IV LP is the record holder of 15,874,408 ordinary shares; Onex Partners IV PV LP is the record holder of 784,783 ordinary shares; Onex Partners IV Select LP is the record holder of 109,890 ordinary shares; Onex Partners IV GP LP is the record holder of 453,991 ordinary shares; Onex Camelot Co-Invest LP is the record holder of 9,289,010 ordinary shares; Onex US Principals LP is the record holder of 584,939 ordinary shares; and Onex Partners Holdings LLC is the record holder of 14,820,116 ordinary shares. Mr. Gerald W. Schwartz beneficially owns all of the shares held by Onex Corporation and directly controls New PCo GP Inc. Mr. Schwartz may be deemed to share beneficial ownership of the shares beneficially owned by Onex Corporation and New

PCo GP Inc. Onex Corporation may be deemed to beneficially own the ordinary shares held by each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP, Onex Partners IV GP LP and Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners Canadian GP Inc., which owns all of the equity of (i) Onex Partners IV GP Limited, which is the general partner of Onex Partners IV GP LP, which is the general partner of each of Onex Partners IV LP, Onex Partners IV PV LP and Onex Camelot Co-Invest LP; and (ii) Onex Partners IV GP LLC, which is the general partner of Onex Partners IV Select LP. In addition, Onex Corporation may be deemed to beneficially own the ordinary shares held by (a) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP; and (b) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings Subco LLC, which is the majority owner of Onex Partners Holdings LLC. New PCo A LP is the record holder of 938,247 ordinary shares. New PCo GP Inc., the general partner of New PCo A LP, is an independent entity that is controlled by Mr. Schwartz and as such may be deemed to beneficially own all of the common stock beneficially owned by New PCo GP Inc. Mr. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims any such beneficial ownership. Mr. Schwartz has indirect voting and investment control of Onex Corporation. The business address of each of Onex US Principals LP, Onex American Holdings GP LLC, Onex Partners IV GP LP, Onex Partners IV GP LLC, Onex Private Equity Holdings LLC, Onex American Holdings Subco LLC and Onex Partners Holdings LLC is 165 W Center Street, Suite 401, Marion, Ohio 43302. The business address of each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP and Onex Partners IV Select LP is 712 Fifth Avenue, 40th Floor, New York, NY 10019. The business address of each of the other holders is 161 Bay Street, Toronto, A6, M5J2S1.
(6)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D/A under the Exchange Act filed by such shareholder with the SEC. Selige Co-Investor Pooling Limited, Selige Co-Investor Pooling S.C.Sp, and Castik Capital S.a.r.l., have shared voting power and shared dispositive power over 38,089,963 ordinary shares. Selige Co-Investor Pooling Limited has its registered office at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Selige Co-Investor Pooling S.C.Sp has its registered office at 1 Route d’Esch, L-1470 Luxembourg. Castik Capital has its registered address at 1 Route d’Esch, L-1470 Luxembourg.

(7)
Includes (i) 1,000 ordinary shares directly held by Mr. Gear and (ii) 78,219 ordinary shares issuable upon settlement of RSUs held by Mr. Gear that will vest within 60 days of March 6, 2023.

(8)
Includes (i) 4,752 ordinary shares directly held by Ms. Alberola and (ii) 11,163 ordinary shares issuable upon settlement of RSUs held by Ms. Alberola that will vest within 60 days of March 6, 2023.

(9)
Includes (i) 5,941 ordinary shares issuable upon settlement of RSUs held by Mr. Angelakis that will vest within 60 days of March 7, 2022; (ii) 2,145,316 ordinary shares held by A-PQ Holdings, LLC; and (iii) 10,114,531 ordinary shares indirectly held by A-PQ Holdings through ProQuest Holdings LLC. Mr. Angelakis directly or indirectly controls a majority of the voting power of Atairos Partners GP, Inc. Atairos Partners GP. Inc. is the general partner of Atairos Partners, L.P., which is the sole voting shareholder of Atairos Group, Inc. Atairos Group, Inc. is the sole member of A-PQ Holdings. Mr. Angelakis disclaims beneficial ownership of the reported securities held directly and indirectly by A-PQ Holdings except to the extent of his pecuniary interest therein.

(10)
Includes (i) 2,797,392 ordinary shares directly held by Ms. von Blucher; (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Ms. von Blucher; and (iii) 274,000 ordinary shares issuable upon the exercise of warrants held by Ms. von Blucher.

(11)
Includes (i) 62,169 ordinary shares directly held by Ms. Okun Bomba; and (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Ms. Okun Bomba that will vest within 60 days of March 6, 2023.

(12)
Includes (i) 9,802 ordinary shares directly held by Ms. Chahal and (ii) 17,027 ordinary shares issuable upon settlement of RSUs held by Ms. Chahal that will vest within 60 days of March 6, 2023.

(13)
Includes (i) 70,559 ordinary shares directly held by Mr. Collins and (ii) 154,183 ordinary shares issuable upon settlement of RSUs held by Mr. Collins that will vest within 60 days of March 6, 2023.

(14)
Mr. Cortas may be deemed to be the indirect beneficial owner of 116,666,507 ordinary shares held by Leonard Green & Partners, L.P. See Footnote 2 of this table. Mr. Cortas disclaims beneficial ownership of the ordinary shares reported herein except to the extent of his pecuniary interest therein and the information reported in this table shall not be deemed an admission that he is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(15)
Includes (i) 8,359 ordinary shares directly held by Mr. Maestri and (ii) 33,959 ordinary shares issuable upon settlement of RSUs held by Mr. Maestri that will vest within 60 days of March 6, 2023.

(16)
Includes 9,489 ordinary shares issuable upon settlement of RSUs held by Dr Pritchett that will vest within 60 days of March 6, 2023.

(17)
Includes (i) 3,976 ordinary shares directly held by Mr. Roedel; (ii) 39,395 ordinary shares indirectly held by the Richard W. Roedel Trust; (iii) 4,090 ordinary shares held by Mr. Roedel’s Profit Sharing Plan; and (iv) 5,941 ordinary shares issuable upon settlement of RSUs held by Mr. Roedel that will vest within 60 days of March 6, 2023.

(18)
Includes (i) 3,070 ordinary shares issuable upon settlement of RSUs held by Mr. Snyder that will vest within 60 days of March 6, 2023; (ii) 8,821,984 shares held by Cambridge Information Group Inc. (“CIG”); (iii) 10,489,466 shares held by Cambridge Information Group II LLC; (iv) 5,964,601 shares held by Cambridge Information Group III LLC; and (v) 3,417 shares held by CSA GP Corporation. Mr. Snyder is the Chief Executive Officer of and a shareholder in CIG, which acts as a manager of Cambridge Information Group II LLC and Cambridge Information group III LLC (collectively with CIG and CSA GP Corporation, the “CIG Entities”). CSA GP Corporation is a wholly owned subsidiary of CIG. Mr. Snyder disclaims beneficial ownership of the reported securities held by the CIG Entities except to the extent of his pecuniary interest therein.

(19)
Includes (i) 4,349,234 ordinary shares directly held by Mr. Stead; (ii) 1,000,000 ordinary shares held by JMJS Group-II, LP, an affiliate of Mr. Stead; (iii) 1,000,000 ordinary shares held by Mr. Stead issuable upon the exercise of vested stock options; and (iv) 6,965,000 ordinary shares issuable upon the exercise of warrants held by Mr. Stead.

(20)
Includes (i) 629,873 ordinary shares directly held by Mr. Samson and (ii) 38,844 ordinary shares issuable upon settlement of RSUs held by Mr. Samson that will vest within 60 days of March 6, 2023.

(21)
Includes (i) 84,710 ordinary shares directly held by Mr. Lomholt-Thomsen and (ii) 23,261 ordinary shares issuable upon settlement of RSUs held by Mr. Lomholt-Thomsen that will vest within 60 days of March 6, 2023.

(22)
Includes (i) 17,772 ordinary shares directly held by Ms. Wilson and (ii) 24,860 ordinary shares issuable upon settlement of RSUs held by Ms. Wilson that will vest within 60 days of March 6, 2023.

(23)
Includes (i) 8,067,647 ordinary shares directly held; (ii) 153,033,577 ordinary shares indirectly held; (iii) 1,000,000 ordinary shares issuable upon the exercise of vested stock options; (iv) 7,513,000 ordinary shares issuable upon the exercise of warrants; and (v) 501,643 ordinary shares issuable upon the settlement of RSUs that will vest within 60 days of March 6, 2023.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that, during the last fiscal year, all filings required under Section 16(a) applicable to the Company’s officers, directors, and 10 percent shareholders were timely.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control, and legal compliance functions. It does so by approving the services performed by PwC, the Company’s independent registered public accountants, and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Committee also oversees the performance of the Company’s internal audit function, which is managed by the Chief Internal Audit Officer.
The Committee’s responsibilities are stated in a written charter adopted by the Board.
The Company’s management is responsible for preparing the Company’s financial statements and PwC is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and PwC.
To fulfill its responsibility, the Audit Committee has met regularly and held discussions with management, with the Company’s internal auditors, and with PwC. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2021 were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.
The Audit Committee has also discussed and confirmed with PwC its independence from the Company and has received from PwC all written disclosures and correspondence required by the Public Company Accounting Oversight Board. In addition, the Audit Committee has evaluated the non-audit services provided by PwC to the Company and has concluded that these do not impair PwC’s independence.
The Audit Committee has discussed with internal accountants, internal auditors, and PwC, with and without management present, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions described above, the Audit Committee approved the audited consolidated financial statements for fiscal year 2022 and recommended to the Board their inclusion in the Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted on March 23, 2023, by the members of the Audit Committee of the Board:
Richard W. Roedel, Chairperson
Valeria Alberola
Anthony Munk

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
The following report of the Human Resources and Compensation Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act or the Exchange Act.
The Human Resources and Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis. Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and this Proxy Statement.
Respectfully submitted on March 23, 2023, by the members of the Human Resources and Compensation Committee of the Board:
Jane Okun Bomba, Chairperson
Valeria Alberola
Usama N. Cortas

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) details the objectives and elements of the Clarivate executive compensation program, describes the related processes of our Human Resources and Compensation Committee (“HRCC”) in determining compensation provided to our Named Executive Officers (“NEOs”), and discusses the compensation that they earned.
Executive Summary
Who We Are
Clarivate™ is a leading global information services provider. We connect people and organizations to intelligence they can trust to transform their perspective, their work and our world. Our subscription and technology-based solutions are coupled with deep domain expertise and cover the areas of Academia & Government, Life Sciences & Healthcare and Intellectual Property.
At Clarivate, we help move people and organizations forward to success. By bringing clarity to the complex, we give our customers the confidence to make critical decisions, navigate roadblocks and achieve their potential. Our transformative intelligence connects enriched data, insights, analytics and workflow solutions, infused with deep domain expertise across the spectrum of knowledge, research and innovation. This provides the trusted foundation our customers need to redefine their perspective and positively impact their world.
Innovation redefined
We support the entire innovation lifecycle, from cultivating curiosity to protecting the world’s critical intellectual property assets. We power innovation from funding and discovery to research, development and commercialization, turning our customers’ ideas into reality.
Unparalleled expertise
Our customers’ challenges are unique and complex. Our industry specialists, consultants and data scientists have the deep subject-matter expertise and experience that allows us to act as a strategic partner, letting human insight guide the way.
Sustainable impact
To advance progress we are constantly looking at new meaningful opportunities for our intelligence and expertise to make a positive impact on the world’s sustainability efforts.
In 2022, we introduced a customer segment based operating model to ensure we are laser-focused on the customer end-markets we serve and the solutions we offer in these markets.
Our customer segments are:
Academia & Government:   Helping academia and government institutions educate the world by driving research excellence, empowering researchers to tackle today’s global challenges and helping customers improve operational efficiency and effectiveness.
Life Sciences & Healthcare:   Supporting life sciences and healthcare companies in improving patient outcomes by providing critical insight and foresight across the drug and device lifecycle. We help our customers drive asset and portfolio value, advance innovative candidates, accelerate their path to patients and measure, protect and grow their position as industry leaders.
Intellectual Property:   Helping law firms and corporations protect, manage and unlock the full potential of their IP by improving practice profitability, enhancing client services, increasing IP management efficiency and effectiveness and enabling critical IP decision-making throughout the innovation lifecycle.

Customers in these markets include corporations, government agencies, universities, researchers, law firms and other professional services organizations around the world, who depend on our enriched data, insights, analytics, workflow solutions and deep domain expertise. Our industry-leading solutions include Cortellis, CompuMark, Innography, Derwent, ProQuest and Web of Science.
We are focused on maintaining a culture of superior engagement and accountability with the customers we serve.
At the conclusion of 2022, we have served over 50,000 customers in more than 180 countries, including the top 30 pharmaceutical companies by revenues. In each of the past three years, we have also achieved annual renewal rates in excess of 90% and our ten largest customers represented only 7% of revenues for the year ended December 31, 2022.
How We Operate
The tenets of our corporate culture are fundamental to every decision we make, including acquisitions. We have constructed a strong operating philosophy and an overarching ethos that are critical to our future success. All of these elements are built on the foundation of a clear purpose, vision, mission and values to support our vibrant, engaged colleagues who are guided by these tenets in everything they do.
Our core values are cultural cornerstones and deeply ingrained principles that guide our actions — internally and externally; they inform all employee-related processes such as hiring, performance, promotions and rewards.

Purpose

To elevate the ideas that will benefit everyday life.

Vision

To fuel the world's greatest breakthroughs by harnessing the power of human ingenuity.

Mission

To advance the success of people and organizations through transformative intelligence and trusted partnership.

We aim for greatness

We challenge the status quo, pursuing continuous performance improvements and aiming for greatness and customer delight in all we do.

We own our actions

Trust is built on actions: we act with integrity and are accountable to ourselves, our colleagues, our customers and our communities.

We value every voice

We work together in respectful partnership with our colleagues and customers which is our evergreen source of sustainability and success.

Shareholder Engagement
Strong engagement with our shareholders is critically important to us, so we design our disclosures to be as open and transparent as possible in order to facilitate these important discussions which provide us with valuable input and feedback. In 2022, we proactively discussed with our shareholders both our executive compensation and corporate governance practices. We also periodically reach out to our shareholders to discuss compensation and governance and we will consider the input we receive as we continue to refine our executive compensation program. Our executive compensation say-on-pay proposal received a 97% approval rate at the 2022 Annual General Meeting of Shareholders. Given this strong support, the HRCC determined that our approach to compensation should remain relatively consistent in 2023.
Environmental, Social, and Governance (“ESG”)
At Clarivate sustainability is at the heart of our virtuous circle, and at every opportunity we ask how we can weave sustainability into everything we do. It is vital to helping our customers achieve their goals. To advance progress we are constantly looking at new meaningful opportunities for our intelligence and expertise to make a positive impact on the world’s sustainability efforts. Together, with our colleagues and customers, we have made notable strides addressing challenges and opportunities laid out in the 2030 UN Sustainable Development Goals (SDGs). We remain focused and resolute to fulfill our aspiration to be a recognized leader and listed on one or more of the pre-eminent ESG indices.
Global Leadership Commitments
•
United Nations Global Compact

•
United Nations Women’s Empowerment Principles (WEPs)

•
CEO Action on Diversity & Inclusion

•
U.K. Stonewall Trans Rights are Human Rights initiative

•
Science-based Targets initiative

Our 2022 Achievements
Ranked in the 90th percentile of organizations under S&P Corporate Sustainability Assessment (CSA) Professional services industry (PRO).
Environment
•
Committed to set a Science Based Target (SBT) by the end of 2024

•
Signed up with Task Force on Climate Related Disclosure (TCFD) as supporter

•
Improved ability to capture, track, minimize and mitigate our carbon footprint and negative environmental impact

Social
•
Built capabilities for managing robust people metrics to help advance our Inclusion & Diversity (“I&D”) and colleague engagement efforts

•
Participated in the Corporate Equality Index to establish a performance baseline and inform our I&D strategy

•
Surpassed our volunteering time goal, delivering over 23,000 hours of volunteering to help communities around the world and advancing our Sustainable Development Goals (SDGs)

Governance
•
Published the first UN Global Compact Communication on Progress

•
Elevated accountability of Sustainability to the Risk and Sustainability Committee of the Board of Directors

•
Updated our Modern slavery statement

Our Approach
The Clarivate ESG strategy is shaped and informed through detailed materiality mapping to ensure we are aligned and address what is important to our stakeholders and our business:
•
Enterprise Risk Management — Importance to Business

•
Investors, customers, regulators and colleagues — Importance to Stakeholders

We leveraged our Enterprise Risk Assessment (ERA) process to identify a wide range of sustainability issues for consideration across the Company. Upon completing the ERA and identifying our top risks, we evaluated and synthesized material issues and mapped them to our 3 sustainability pillars.
To do this, we analyzed reporting frameworks such as the Global Reporting Initiative (GRI) and the Sustainable Accounting Standards Board (SASB), the UN Sustainable Development Goals, customer expectations, regulatory requirements, ESG ratings, investor requests, and priorities, including S&P Corporate Sustainability Assessment (CSA), Bloomberg ESG, MSCI and Sustainalytics.
Ethics and Integrity
Our Code of Conduct is the foundation for establishing our global leadership as a sustainable company. Throughout our global organization, it is the cornerstone of our compliance program and provides guidance on how we represent our brand in everything we say and do. It reflects our mission, vision, and values, especially when it comes to fostering trust, respect, integrity, and sustainability.
Strong Corporate Governance
Our Board of Directors plays an essential role as ESG issues move to the top of our corporate priorities. With growing awareness, attention, and action from investors, customers, and other stakeholders, our Board and its Committees provide oversight and guidance.

Inclusion and Diversity
We believe that our colleagues are our most important competitive advantage; they bring diverse cultures, backgrounds, and experiences to the Company. They continue to be a key driver of our innovation and success.
We are committed to strengthening progress across all five pillars of our I&D strategy, to ensure that we are impacting SDG 5 (Gender equality), 8 (Decent work and economic growth) and 10 (Reduced inequalities). Our pillars are aligned to leadership and strategy, culture, workplace practices, business integration, and community impact.
Data Security and Privacy
At Clarivate, we take cyber security very seriously and it remains a top priority across our organization. We believe in staying proactive, informed, and committed to continually reviewing, testing, and strengthening our Information Security Risk Management program.
We have a robust data protection program with policies and procedures that reflect internationally accepted principles of transparency, accountability, and individual rights. In addition, we have a team of dedicated privacy professionals led by our Chief Privacy Officer to be diligent guardians of our privacy policies and practices, helping us adhere to our guiding principles and stay ahead of evolving privacy and data protection laws.
Climate Change
We are implementing a comprehensive climate transition plan that includes reducing overall energy use, increasing use of renewables, and operating in sustainable certified spaces. Our goal is to become Net-zero before 2040, including a commitment to set a science-based target by the end of 2024.
Supply Chain Sustainability and Diversity
We gain insights about our suppliers to help us make more responsible decisions based on their ESG performance and commitments using the EcoVadis platform. The Clarivate Supply Chain Code of Conduct informs our suppliers and contractors of our compliance requirements for ESG criteria and is agreed to by all suppliers and contractors in our standard agreements document and Purchase Order Terms and conditions.
Integrating ESG into Business Growth Strategy
In addition to ensuring responsible business practices, we are integrating sustainability into our portfolio of products and services to advance customer innovation, increase market growth and drive brand preference. We are building a more sustainable world through our customer partnerships and continuous, strategic focus on sustainability.
More information regarding our Sustainability program can be found at: https://clarivate.com/sustainability-at-clarivate/.
2022 Business Highlights
Clarivate had an exciting year in 2022 and had measurable success in multiple areas. Some of our key accomplishments include:
•
Completing strategic divestiture of MarkMonitor to Newfold Digital to focus even more attention and investment on our core portfolio.

•
Selected by The National Library Board of Singapore to play a part in building libraries of the future by providing library software and solutions from Innovative to support the country’s Libraries and Archives Blueprint 2025.

•
Continuing to deliver on cost savings and efficiency initiatives by optimizing resources and assets in response to our strategic acquisitions, rationalizing facilities and insourcing application development.

•
Making significant progress in the areas of Environment, Social and Governance (ESG), including quantifying contributions and mapping solutions to the 17 United National Sustainable Development Goals.

2022 Financial Results
For the year ended December 31, 2022, we generated $2.660 billion of revenues. Refer to Appendix A for a reconciliation of our non-GAAP to GAAP financial measures. We generated recurring revenues through our subscription-based model and re-occurring revenue transactions, which accounted for 77.5% of our revenues for the year ended December 31, 2022. In each of the past three years, we have also achieved annual renewal rates in excess of 90%. (For information on annual renewal rates, see our Annual Report on Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Performance Indicators — Annual Renewal Rates).
The table below highlights our key financial metrics in 2022 and 2021, respectively.
Key Financial Results(1)
	2022 Results	2021 Results
Net Loss attributable to ordinary shares	$(4,036)M	$(312)M
Adjusted EBITDA(2)	$1,113M	$800M
Adjusted EBITDA Margin(2)	42%	43%
Revenue	$2,660M	$1,877M
Net cash provided by operating activities	$509M	$324M
Adjusted Free Cash Flow(2)	$522M	$459M
Market Capitalization (for the years ended December 31, 2022 and 2021, respectively)	$6B	$16B

(1)
Results are for the full year as of December 31, 2022 and December 31, 2021.

(2)
Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP measures. For a description of such terms and a reconciliation of such non-GAAP measures to GAAP financial measures, please see Appendix A.

Our Approach to Pay
Our Compensation Philosophy
Our goal is to provide an executive compensation program that reinforces a pay for performance culture, serving the interests of our shareholders while supporting our mission, vision and values. We believe that attracting and retaining superior talent, enhancing diversity, equity and belonging throughout the Company, and rewarding performance are key to delivering long-term shareholder returns, and that a competitive compensation program is critical to that end. Therefore, we strive to provide a competitive compensation package to our executives that is heavily weighted toward performance- based pay elements that align the interests of our executives with those of Clarivate shareholders.

Objectives to Support Our Compensation Philosophy
In order to achieve the goals of our compensation and benefits program, we have adopted the following objectives and guidelines:
Compensation Philosophy and Objectives
Total Rewards Strategy Supports our Mission, Vision and Values	The components of compensation encourage our colleagues to aim for greatness by pursuing top performance and challenging the status quo in the belief that human ingenuity can transform the world and improve our future.
Designed to Attract, Retain and Motivate Top Talent	Total compensation should be competitive in order to attract qualified individuals, motivate performance and retain, develop and reward colleagues with the abilities and skills needed to foster long-term value creation. We also strive to achieve equity and balance through our compensation programming to support greater diversity across our workforce.
Programs Globally Consistent and Locally Competitive	Total compensation should be globally consistent and locally competitive to attract and retain qualified talent in the markets in which we operate.
Incentives Aligned to Key Business Objectives Appropriate to Colleague Roles	We aim to drive superior business and financial results by setting clear, measurable short- and long-term performance targets that support our business strategy and the creation of long-term shareholder value while also ensuring that our executives are not incentivized to take inappropriate risks.
Supports a Pay for Performance Culture	Total compensation should be competitive and performance should be appropriately rewarded. We believe there should be an upside as well as a downside risk of payouts if our performance is above or below our goals.
Determination of Executive Compensation
The Role of the Human Resources and Compensation Committee
The HRCC is composed of independent, non-employee members of the Board. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed on our website, www.clarivate.com.
With respect to CEO and executive officer compensation, the HRCC:
•
Reviews and approves the corporate goals and objectives as they relate to incentive compensation targets and payouts at various levels;

•
Evaluates the CEO’s performance in light of these goals and objectives;

•
Sets the CEO’s compensation based upon the evaluation of the CEO’s performance. Under its charter, the HRCC may set the CEO’s compensation either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board;

•
Reviews and sets the compensation of the executive officers other than the CEO;

•
Reviews and approves the Company’s CD&A disclosure, as required by SEC rules, and provides a recommendation to the Board whether to include the CD&A disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K; and

•
Recommends to the Board whether to approve the frequency with which the Company will conduct Say-on-Pay votes, taking into consideration the results of the most recent shareholder advisory vote on the frequency of Say-on-Pay votes.

Additionally, the HRCC responsibilities include:
•
Review and assessment of risks arising from the Company’s compensation policies and practices and whether such risks are reasonably likely to have a material adverse effect on the Company; and

•
Oversight of Human Capital Management in the context of talent management and succession planning, colleague development, workplace culture, and Diversity/Equity/Inclusion/ Belonging initiatives.

The HRCC works very closely with its independent compensation consultant and senior management to consider a variety of factors when making compensation decisions throughout the year, including:
•
Experience, responsibilities, and individual and overall Company performance;

•
Internal equity among executives;

•
Executive role in succession planning;

•
Competitive external market data and trends; and

•
Alignment with shareholders, customers and other colleagues.

As part of the responsibilities described in its charter, the HRCC sets objective business performance targets and the amounts payable at different levels of performance under each of our incentive plans. Goal setting is part of the Company’s overall business planning process. As part of this process, a range of performance scenarios is developed. Goals are then set at the threshold, target and maximum performance levels — driven by the strategic and operational plans approved by the Board. The HRCC also considers the probability of achievement of different levels of performance when setting goals.
The Role of the Independent Compensation Consultant
During 2022, the HRCC engaged Pay Governance as its independent compensation consultant to advise on executive compensation matters. Pay Governance specializes in executive compensation and related governance matters. To ensure the HRCC receives independent and unbiased advice and analysis, the consultant is prohibited from providing any services to management, although the consultant interacts with management from time to time in order to best coordinate with and deliver services to the HRCC. The HRCC has sole authority with regard to the decision to retain and terminate the compensation consultant (including the authority to approve the consultant’s fees and other retention terms). The consultant maintains active engagement with the HRCC Chair and reports to the HRCC. The HRCC annually reviews the independence of the consultant’s work under rules adopted by the SEC and NYSE and has found no conflicts.
The independent compensation consultant performed duties requested by the HRCC including:
•
Providing recommendations on the composition of the peer group;

•
Analyzing executive and director compensation in comparison to the peer group;

•
Updating the HRCC on executive compensation and governance market trends;

•
Advising the HRCC on annual incentive and long-term equity plan designs; and

•
Reviewing disclosures related to executive compensation.

Pay Governance speaks with the chair of the HRCC, as well as with management, in preparing for HRCC meetings, regularly attends HRCC meetings and meets from time to time in executive sessions with the HRCC without the presence of management.
The Role of Management
At the HRCC’s request, management provides information, analyses and recommendations regarding our executive compensation program, as well as information regarding our achievement of performance metrics. Our CEO discusses with the HRCC his views on the performance and the compensation of the other NEOs and CEO direct reports.
The Use of Peer Group Benchmarking and Market Data
Peer Group Benchmarking
The HRCC considers several factors in structuring our executive compensation program, determining pay components, and making compensation decisions. This includes an annual review and comparison of the compensation practices of select peer companies in our industry. These companies were chosen with guidance from our independent compensation consultant to be effective for fiscal year 2022. It was the HRCC’s intent to select companies that operate significant lines of business similar to Clarivate’s, are of comparable size in revenue and market capitalization, and compete with Clarivate for executive talent.
We established a peer group for benchmarking executive pay based on the following guiding principles:
•
Companies engaged in intelligence development, data analytics, digital delivery, cybersecurity and intellectual property protections;

•
Revenues between $800 million to $8.1 billion (approximately 0.3x-3.0x Clarivate);

•
Market capitalization between $4 billion to $81 billion (approximately 0.25x-5.0x Clarivate);

•
Business/talent competitors of Clarivate;

•
A group of between 10 to 25 companies so that results are statistically reliable, and the peer group is sustainable over time; and

•
Availability of sufficient pay data for companies identified as potential peers.

Based on this analysis, the following 18 companies were selected as our primary peer group for compensation benchmarking in 2022 (“Peer Group”):
Clarivate 2022 Peer Group for Compensation
Dun & Bradstreet Holdings, Inc. (DNB)	ICON Public Limited Company (ICLR)	SS&C Technologies Holdings, Inc. (SSNC)
Equifax, Inc. (EFX)	IHS Markit Ltd. (INFO)	Teradata Corporation (TDC)
ExlService Holdings, Inc. (EXLS)	Informa plc (INF)	Thomson Reuters Corporation (TRI)
FactSet Research Systems Inc. (FDS)	Moody’s Corporation (MCO)	TransUnion (TRU)
Fair Isaac Corporation (FICO)	Morningstar, Inc. (MORN)	Verisk Analytics, Inc. (VRSK)
Gartner, Inc. (IT)	MSCI Inc. (MCSI)	Wolters Kluwer N.V. (WKL)
The Use of Market Comparison Data
The HRCC approves the salary, Annual Incentive Plan (“AIP”) target annual cash incentive and Long-Term Incentive Plan (“LTI”) equity compensation of the NEOs at levels that are competitive with compensation paid to persons holding the same or similar positions at members of the Peer Group using available market comparison data regarding these companies as a guide. In addition to Peer Group market data, the HRCC also considered Willis Towers Watson compensation survey data from similar industries and geographies in its competitive analysis of NEO compensation. The use of market comparison data, however, is just one of the tools the HRCC uses to determine executive compensation, and the HRCC retains the flexibility to establish target compensation at levels it deems appropriate for an individual or for a specific element of compensation based on performance, experience, and breadth of responsibilities.
Good Governance Practices
We are committed to having policies in place to ensure effective oversight of our executive compensation program and strong corporate governance.
WHAT WE DO		WHAT WE DON’T DO
✓	We have an HRCC that is fully composed of independent directors	✘	We do not permit our colleagues to engage in hedging transactions
✓	The HRCC engages an independent compensation consultant	✘	We do not permit our colleagues to pledge Company securities to secure margin or other loans
✓	We have adopted share ownership guidelines for our executive officers and Board of Directors	✘	We do not reprice underwater stock options
✓	The majority of NEO pay is at risk and dependent upon performance	✘	We do not provide excise tax gross-up payments
✓	The mix of executive officer equity awards includes a performance-based element	✘	We do not have an evergreen provision that automatically adds shares to our equity incentive plan
✓	We engage with our shareholders to discuss executive compensation and corporate governance matters	✘	We do not provide excessive perquisites
✓	We have a clawback policy that requires covered executives to reimburse performance-based compensation in specified circumstances	✘	We do not grant single-trigger equity awards
Elements of Compensation at a Glance — Mix of Fixed and Variable Performance-Based Compensation
We design our executive compensation programs to create a performance-based culture that rewards colleagues for collective performance and demonstration of our values and to align our colleagues’ interests with those of our public shareholders.
Our executive compensation program is tailored to our strategic priorities and our current business outlook, while also designed to motivate and retain our senior management team. Multiple components, described below, are utilized to achieve these objectives, with a heavy emphasis on pay that is variable or at risk depending directly on performance against strategic corporate metrics. Additional detail on each compensation element is provided in the “2022 Executive Compensation Program in Detail” section.

Pay Element	Fixed/Variable/ At-Risk	Payment Method	Alignment to Business Objectives
Base Salary	Fixed	Cash	Benchmark base salaries to ensure market competitiveness in the attraction and retention of key talent
Provides a competitive fixed rate of pay relative to similar positions in the market
Retirement, Health and Welfare Benefits		Benefits	Market-aligned programs to facilitate strong productivity and provide support in times of personal need
Health, welfare and retirement programs
Limited perquisites

Annual Incentive Plan	At-Risk/Variable	Cash	Rewards performance for achievement of rigorous and challenging short-term performance goals aligned with the Company’s annual operating plan
Motivates executives to deliver on individual objectives supportive of broader business objectives
Annual recognition of performance against pre-established targets

Long Term Incentive Program		PSUs and RSUs	Rewards performance for achievement of rigorous long-term performance goals aligned with the interests of shareholders and the Company’s strategy
Supports retention and mitigates excessive risk taking

Alignment of Pay to Business Objectives
With regard to our variable/at-risk pay, we utilize multiple metrics to incentivize behavior that supports the achievement of our corporate goals.
For our AIP, the metrics selected to best support our short-term objectives include Revenue, Adjusted EBITDA, Adjusted Free Cash Flow, Customer Delight, and Individual Performance.
Our LTI program includes Performance-Based Restricted Share Units that apply longer term metrics including, for our 2021 and 2022 PSU grants, Revenue and Adjusted EBITDA margin, with a total shareholder return (“TSR”) modifier as compared to the S&P 500 measured over a cumulative 3-year period.
Compensation for Our Named Executive Officers
For 2022, our NEOs were:
Name	Title
Jonathan Gear	Chief Executive Officer
Jonathan Collins	Executive Vice President and Chief Financial Officer
Steen Lomholt-Thomsen	Chief Revenue Officer
Gordon Samson	Chief Product Officer
Stefano Maestri	Chief Technology Officer
Jerre Stead	Former Executive Chair and Chief Executive Officer
On March 21, 2023, Gordon Samson was promoted to President of our Intellectual Property Segment, effective April 1, 2023. His new cash compensation effective April 1, 2023 will be 486,184 GBP in base salary plus 100% AIP target. This amount is equivalent to $600,000 in base salary and $600,000 in AIP target using a GBP: USD exchange rate of 1.2341, which is a rate we used for 2023 budget planning.
Compensation Mix — Performance Based/At-Risk Compensation
The graphics below show the total target compensation mix of our current CEO (Jonathan Gear) and our other NEOs (excluding Jerre Stead). These illustrate that a majority of the NEOs’ total target compensation is at risk (90% for our CEO and an average of 80% for our other NEOs). For purposes of these estimates, total compensation is composed of base salary, AIP target and RSU/PSU grant value. AIP and equity grants are both considered at-risk pay.

(1)
Other NEOs include Messrs. Collins, Lomholt-Thomsen, Samson and Maestri.

Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions for our NEOs other than the CEO, the HRCC considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The HRCC also takes into account factors such as relevant market data, overall Company performance, individual performance and contributions, and internal equity within the Company.
During 2022, the HRCC determined the appropriate annual base salary rate for each NEO as follows:
Name	2022 Year-End Base Salary	2021 Year-End Base Salary	% Increase
Jonathan Gear(1)	$900,000	N/A	N/A
Jonathan Collins	$750,000	$750,000	0%
Steen Lomholt-Thomsen(2)(3)	$600,000	$580,000	3.4%
Gordon Samson(2)(3)	$600,000	$535,475	12.1%
Stefano Maestri(1)(2)(3)	$575,000	$488,625	17.7%
Jerre Stead(1)	N/A	$750,000	N/A

(1)
Mr. Gear joined Clarivate on July 11, 2022 as Chief Executive Officer-Elect and became the Chief Executive Officer on September 1, 2022. Mr. Maestri became an Executive Officer on March 28, 2022 when he assumed additional responsibilities across the technology organization.

Mr. Stead retired from the position of Executive Chair and Chief Executive Officer on August 31, 2022 and became the Non-Executive Chair of the Board of Directors on September 1, 2022. Mr. Stead then retired from the Board of Directors and was appointed Chair Emeritus on October 21, 2022.
(2)
Messrs. Lomholt-Thomsen, Samson and Maestri are based in the United Kingdom and each of their 2022 and 2021 salaries have been converted to USD using a GBP: USD exchange rate of 1.3387, which is a rate set at the beginning of 2022 with a six-month forward look that we use for budget planning.

(3)
Messrs. Lomholt-Thomsen, Samson and Maestri received an increase in April 2022 based on an analysis of market data, overall Company performance, individual performance and contributions, and internal equity within the Company.

2022 Annual Incentive Plan
Our AIP provides cash incentives tied to annual pre-established financial goals with a Customer Delight additive modifier and a lever for individual performance.
Our AIP provides the opportunity for annual incentive payments to be made to approximately 76% of our colleagues. Payments are based on achievement of pre-established corporate financial goals with a Customer Delight modifier and an individual performance modifier.
Each NEO has a target AIP, which is defined as a percentage of the respective NEO’s eligible base pay.

The table below provides a comparison of the end-of-year AIP targets for 2022 and 2021.
Name	2022 AIP Target	2021 AIP Target
Jonathan Gear(1)	150%	N/A
Jonathan Collins(1)	100%	N/A
Steen Lomholt-Thomsen(1)	100%	100%
Gordon Samson	100%	100%
Stefano Maestri	75%	75%
Jerre Stead(1)	150%	150%

(1)
Mr. Gear became an executive officer on his hire date of July 11, 2022 and his 2022 bonus was pro-rated based on his date of hire. Mr. Collins became an executive officer on his hire date of December 16, 2021 and was not eligible to participate in our 2021 AIP. Mr. Lomholt-Thomsen became an executive officer on his hire date of August 2, 2021 and his 2021 AIP was pro-rated based on his date of hire. Mr. Stead’s 2022 AIP was pro-rated based on his service as Executive Chair and Chief Executive Officer.

To reward achievement in 2022, we maintained a target-based AIP that delivered annual cash payments to the NEOs and other senior colleagues based on achievement of pre-determined financial goals of the Company tied to revenue, adjusted EBITDA and adjusted free cash flow. The AIP also has a Customer Delight additive modifier and an individual performance modifier.
AIP Goals
Our AIP goals can be viewed in the following categories:
•
Financial.   The corporate financial goals we selected for the AIP represent our key business performance areas: revenue, adjusted EBITDA and adjusted free cash flow.

•
Customer Delight Additive Modifier.   The Customer Delight additive modifier, which could increase the payment earned from corporate financial performance by up to 10%, was selected because an improvement in our Customer Delight score, as measured by the results of surveys sent to 100% of our customers, was one of our strategic goals in 2022. Customer Delight can directly impact our revenues and represents a key component of our measurement of success.

•
Individual Performance Modifier.   The individual performance modifier can be used to increase or decrease an individual’s final AIP payment based upon that individual’s personal performance, provided that the maximum payment could not exceed 200% of the AIP target.

The table below illustrates the goals set for each of the NEOs.
AIP Individual Goals
Name	Corporate Financial Goals	Customer Delight Additive Modifier	Individual Performance Modifier
Jonathan Gear	100%	Up to 10% of calculated payment attributable to corporate financial performance	May be used to increase or decrease final payment with a maximum payment limited to 2X Target
Jonathan Collins	100%
Steen Lomholt-Thomsen	100%
Gordon Samson	100%
Stefano Maestri	100%
Jerre Stead	100%

Achievement of AIP Goals
•
Financial.   The tables below provide the threshold, target and maximum AIP opportunities and actual results achieved in 2022 at the corporate level. Payout percentages are interpolated between payout levels.

2022 CORPORATE AIP GOALS
Metric	Weighting	Payout Level		2022 Corporate Goal (in millions)	2022 Corporate Goal as % of Target	2022 Results (in millions)(2)	Payout %
Revenue(1)		Threshold	0%	$2,740	96.5%
	40%	Target	100%	$2,840	100.0%	$2,758	29.8%
		Maximum	150%	$2,911	102.5%
Adjusted EBITDA(1)		Threshold	0%	$1,130	95.0%
	40%	Target	100%	$1,190	100.0%	$1,162	71.9%
		Maximum	150%	$1,220	102.5%
Adjusted Free Cash Flow(1)		Threshold	0%	$630	90.0%
	20%	Target	100%	$700	100.0%	$648	65.9%
		Maximum	150%	$725	103.5%

(1)
See Appendix A for a reconciliation of our non-GAAP to GAAP financial measures. The performance metric results for 2022 are calculated based on plan FX rates, consistent with how the goals were established.

(2)
Reflects 2022 results, as adjusted to consider the cessation of business in Russia and the impact of increased interest rates, as described in more detail below.

•
Customer Delight.   Customer Delight performance was measured through a proprietary program consisting of a highly structured and data-driven bi-annual customer survey completed by 37,674 of our customers globally. The survey contained five questions, that provided an indexed score and measured key areas of focus for our business, with a strong emphasis on the ease of doing business with Clarivate.

As shown in the table below, we set the minimum Customer Delight additive modifier at 77. The maximum modifier would take effect if the Customer Delight score was 78 or higher. Our final score was 78; thus, the calculated business payout was increased by 10%.
AIP Customer Delight Modifier
Customer Delight Score	Customer Delight Score	Additive Modifier	2022 Customer Delight Score	Final Additive Modifier
Threshold	<=77	1.00x
Target	77.5	1.05x	78	1.10X
Stretch	>=78	1.10x

•
Final AIP Payments.   As explained earlier in this CD&A, Clarivate establishes AIP goals based on Board-approved budgets, complete with assumptions for controllable revenue and expenses. Our threshold and maximum AIP goals are also established relative to the budget. Two factors of significance differed from budget assumptions. First, the budget and our incentive goals did not contemplate the cessation of our business in Russia due to the Russia-Ukraine conflict. And second, the budget and AIP goals assumed an interest rate environment that changed significantly during fiscal year 2022 as central bankers took steps to thwart inflation. Because both of these extraordinary external events were outside the control of management, the HRCC determined that it would be appropriate to measure AIP performance with the impacts removed from the pay-for-performance calculations. This changed the AIP payout percent from 28.9% to 53.9% of target prior to the Customer Delight modifier, which the HRCC noted was a reasonable increase and still considerably below target. With the Customer Delight modifier applied, the final payout to the NEOs is at 59.3% of target, a level of award significantly below target.
Final Calculation-AIP Payments
		Corporate Performance
Name	AIP Target ($)	% of AIP Tied to Goal Set	Performance Level Achieved	Amount Earned ($)	Customer Delight ($)	Individual Modifier	Final AIP Payment ($)
Jonathan Gear(1)	643,562	100%	53.9%	346,880	34,688	—	381,568
Jonathan Collins	750,000	100%	53.9%	404,250	40,425	—	444,675
Steen Lomholt-Thomsen(2)	595,074	100%	53.9%	320,745	32,074	—	352,819
Gordon Samson(2)	584,095	100%	53.9%	314,827	31,483	—	346,310
Stefano Maestri(2)	415,280	100%	53.9%	223,836	22,384	—	246,219
Jerre Stead(1)	748,973	100%	53.9%	403,696	40,370	—	444,066

(1)
Mr. Gear joined Clarivate in July 2022 and was eligible for a pro-rata payment of our 2022 AIP. The AIP Target reflected in this table reflects such pro-rated amount. Mr. Stead retired in August 2022 and was eligible for a pro-rata payment of our 2022 AIP. The AIP Target reflected in this table reflects such pro-rated amount.

(2)
Messrs. Lomholt-Thomsen, Samson and Maestri are based in the United Kingdom and their payments have been converted to USD using a GBP: USD exchange rate of 1.3387.

2022 Long-Term Incentive Program
Incentive Award Plan Grant Practices
Annual LTI awards to NEOs are typically granted in the first quarter of the year, although LTI awards may also be granted to NEOs as part of the hiring process or in connection with a change in responsibility. The HRCC approves the type and number of awards to be granted and the performance criteria for awards. For all such grants, the grant date is no earlier than the date of HRCC approval and are not spring-loaded or otherwise timed to take advantage of material nonpublic information.
The HRCC has delegated to the CEO the authority to grant equity awards, including annual LTI awards, to eligible employees (other than the CEO and colleagues subject to Section 16 of the Exchange Act), provided the total awards remain within specified limits and subject to terms and conditions approved by the HRCC. In addition, on a quarterly basis, the HRCC reviews the shares granted from this award budget.
Equity Programs
We consider share ownership to be a key component in our compensation programs because it aligns the goals of our colleagues with those of our shareholders and because we believe all colleagues should have an opportunity to participate in our success. Thus, we implemented equity programs that ensure our colleagues have an opportunity to be shareholders. Through the LTI program, our most senior leaders are eligible for annual equity awards under the Clarivate 2019 Incentive Award Plan (the “Incentive Award Plan”). Our key equity programs include LTI for NEOs and senior management, which is composed of performance-based restricted share units (“PSUs”) and restricted share units (“RSUs”) for our most senior executives, and our Customer Delight program that, provided we meet our Customer Delight goals, makes RSUs available for colleagues not otherwise eligible for the LTI program. Additionally, we provide RSUs to a limited number of our highest and most critical performers (including those in our High Performing program) who are not eligible to participate in the LTI program.
As discussed above, PSUs are granted to our most senior leaders, thereby placing a larger percentage of their compensation “at risk.”

The following is the mix of performance and time-based equity awarded through our annual LTI program to align a focus on performance. See footnotes to the “2022 NEO Equity Awards” table below for a description of equity granted outside of the annual equity cycle.
Ratio of Performance to Time-Based Equity
Position	PSUs	RSUs
CEO(1)	50-100%	0-50%
Other NEOs	25-50%	50-75%

(1)
Mr. Stead was granted 100% PSUs in 2022 and Mr. Gear’s hire grant was 50% in PSUs and 50% in RSUs. We are targeting a ratio of 75% PSUs and 25% RSUs for Mr. Gear’s 2023 equity awards.

RSUs vest over three years, with 1/3 of the award vesting on each of the first three anniversaries of the grant date. PSUs vest at the end of a three-year period subject to achievement of performance measures and continued employment. The 2021 awards have three one-year measurement periods with a three-year relative TSR modifier as compared to the S&P 500. At the end of the three-year period, performance achievement percentages for each of the one-year measurement periods are averaged and the resulting overall performance achievement percentage is modified in accordance with our three-year relative TSR modifier. The 2022 awards originally had three one-year measurement periods with a three-year relative TSR modifier as compared to the S&P 500. As described below under “Amendments to 2021 and 2022 PSU Grants”, these awards have been modified to have two measurement periods (the first is one-year and the second is two years) with a three-year relative TSR modifier as compared to the S&P 500. At the end of the three-year period, performance achievement percentages for each of the measurement periods is weighted one-third for the first period and two-thirds for the second period and the resulting overall performance achievement percentage is modified in accordance with our three-year relative TSR modifier.
2020 PSU Grants
In April 2020, we granted an award of PSUs to our then-serving executive officers which vested over a three-year performance period ending December 31, 2022 and had an organic revenue performance metric (the “Original 2020 PSUs”). As discussed in more detail in the proxy statement for our 2021 annual meeting, in light of the effects of the COVID-19 pandemic, in December 2020 we granted a one-time PSU award to our then-serving executive officers, which vested over the same three-year performance period as the Original 2020 PSUs but had a 3-year relative TSR performance metric (the “TSR 2020 PSUs”). By design, the TSR 2020 PSUs would not vest if the Original 2020 PSUs vested and would rather be forfeited for no consideration.
The tables below contain the performance metrics relative to the Original 2020 PSU and TSR 2020 PSU awards and the TSR modifier that will increase or decrease the final payouts as shown.
April 2020 PSU Metrics
Three-Year Average Organic Revenue Growth(1)			Modifier: 3-Year Relative TSR vs. S&P 500
Performance Range	Payout Range	Organic Revenue Growth Targets (100%)	Percentile	Modifier
Maximum	200%	8.0%	=>P75	1.2x
Target	100%	7.0%	P50	1.0x
Threshold	50%	6.0%	<=P25	0.8x

(1)
Organic revenue growth is a non-GAAP measure and is defined as total revenue growth from continuing operations for all factors other than acquisitions, disposals, and foreign currency movements.

Based on the final results for the three-year period January 1, 2020 to December 31, 2022, actual performance versus the performance goals did not meet the threshold and therefore, no shares were earned for the Original 2020 PSUs.
December 2020 TSR PSU Metrics
3-Year Relative TSR vs.S&P 500
Percentile	Modifier
=>P75	1.2x
P62.5	1.0x
P50	0.8x
<P50	0x
Based on the final TSR results for the three-year period January 1, 2020 to December 31, 2022, no shares were earned for the TSR 2020 PSUs.
2021 and 2022 PSU Grants
The table below contains the performance metrics relative to the first measurement period of the 2021 awards (for the period ending December 31, 2021) and the TSR modifier that will increase or decrease the final payout by as much as 20%, as illustrated below. The overall payout of the PSUs is capped at 200% of the target shares granted.
2021 PSU Metrics
Revenue and Adjusted EBITDA Margin %				Modifier: 3-Year Relative TSR vs. S&P 500
2021 Goals
Performance Range	Payout Range	Revenue ($m) (50%)	Adjusted EBITDA Margin % (50%)	Percentile	Modifier
Maximum	200%	$1,850	46.0%	=>P75	1.2x
Target	100%	$1,802	45.0%	P50	1.0x
Threshold	50%	$1,750	42.5%	<=P25	0.8x
Based on 2021 financial results, actual performance versus the performance goals was 63.6% of target that will be weighted one-third in the overall performance achievement at the end of 2023, relative to the 2021 awards. Our three-year relative TSR performance modifier will not be measured until the completion of the three-year performance period ending December 31, 2023.
The table below contains the performance metrics relative to the second measurement period of the 2021 awards and the first measurement period of the 2022 awards and the TSR modifier that will increase or decrease the final payout by as much as 20%, as illustrated below. The overall payout of the PSUs is capped at 200% of the target shares granted.
2021 and 2022 PSU Metrics
Revenue and Adjusted EBITDA Margin %				Modifier: 3-Year Relative TSR vs. S&P 500
2022 Goals
Performance Range	Payout Range	Revenue ($m) (50%)	Adjusted EBITDA Margin % (50%)	Percentile	Modifier
Maximum	200%	$2,911	42.9%	=>P75	1.2x
Target	100%	$2,840	41.9%	P50	1.0x
Threshold	50%	$2,740	41.4%	<=P25	0.8x
Based on 2022 financial results, actual performance versus the performance goals was 90.7% (adjusting for the same items noted above under “Final AIP Payments”) of target that will be weighted one-third in the overall performance achievement assessment at the end of 2023, relative to the 2021 awards: and at the end of 2024, relative to the 2022 awards. Our three-year relative TSR performance modifier will not be measured until the completion of the three-year performance period ending December 31, 2023, relative to the 2021 awards: and the three-year performance period ending December 31, 2024, relative to the 2022 awards.
The table below provides details of the RSUs and PSUs granted to our NEOs in 2022.
2022 NEO EQUITY AWARDS
	RSUs		PSUs(1)
NEO	Units (#)	Grant Value ($)	Target Units (#)	Grant Value ($)
Jonathan Gear(2)	234,657	3,149,097	78,219	1,020,758
Jonathan Collins	87,229	1,249,992	29,076	405,319
Steen Lomholt-Thomsen	69,783	999,990	26,663	367,531
Gordon Samson	69,783	999,990	27,299	375,621
Stefano Maestri	78,506	1,124,991	16,513	220,687
Jerre Stead	—	—	264,769	3,580,701

(1)
The PSU grants represent 33% of the total PSUs granted in 2021 plus 33% of the total PSUs granted in 2022 (i.e., the PSUs with respect to the 2022 measurement period). See footnote to the Summary Compensation Table for more information.

(2)
The grants to Mr. Gear were made in July 2022 in connection with his commencement of employment. In addition to the grants in the table above,

Mr. Gear received a sign-on RSU grant for 252,707 shares with a total grant date value of $3,391,328 in connection with his commencement of employment. The RSUs will vest 40% on July 11, 2023, 40% on July 11, 2024, and 20% on July 11, 2025, subject to continued employment through each vesting date.
Amendments to 2021 and 2022 PSU Grants
In order to continue to enhance the alignment of executive compensation and long-term shareholder value, as well as in response to certain market- and company-level changes, on February 23, 2023, the HRCC approved certain structural amendments to the remaining measurement periods for the outstanding PSUs granted in 2021 and 2022. The HRCC believes that these changes will more closely align management’s interests with the long-term goals of Clarivate’s shareholders. In addition, these changes are consistent with the long-term compensation design that was put into place for 2023, making all future measurement periods aligned.
These modifications were made concurrent with our change in executive leadership and refocus on longer term objectives. The HRCC approved amendments to the 2021 PSU grants such that the performance measures for the last one-year measurement period (i.e., the 2023 measurement period) will be adjusted earnings per share and adjusted EBITDA (which will be equally weighted). The 2021 PSU grants will continue to be subject to the three-year relative TSR modifier. Consistent with the terms of the original grant, the overall payout of the PSUs is capped at 200% of the target shares granted. The HRCC believes that linking the vesting of PSUs to the company’s adjusted earnings per share and adjusted EBITDA serves to better align the interests of the award holders with our shareholders.
With respect to the PSUs which were granted in 2022, the HRCC also determined that the performance measures for the remaining measurement periods should be adjusted earnings per share and adjusted EBITDA (which will be equally weighted) for the reasons described above. Consistent with our refocus on longer term objectives, the HRCC determined that, instead of having two one-year measurement periods for the remainder of the 2022 PSUs’ performance period (i.e., separate 2023 and a 2024 measurement periods), achievement of the performance measures should be determined over a two-year measurement period (i.e., a cumulative 2023 and 2024 measurement period). For purposes of determining the vesting of the 2022 PSU grants, achievement of the revenue and adjusted EBITDA margin percentage measures during the 2022 measurement period will be weighted 33.3% and achievement of adjusted earnings per share and adjusted EBITDA measures during the 2023-2024 measurement period will be weighted 66.7%. The 2022 PSU grants will continue to be subject to the three-year relative TSR modifier. Consistent with the terms of the original grant, the overall payout of the PSUs is capped at 200% of the target shares granted. The HRCC believes that tracking performance over a two-year measurement period for the remainder of the 2022 PSU performance period serves to better align the interests of the award holders with our shareholders.
Retirement, Health and Welfare Benefits
We sponsor a qualified defined contribution plan (“401(k) Plan”) for all U.S. colleagues, including our U.S.-based NEOs. In addition, we sponsor a qualified defined contribution plan for UK colleagues, including our UK-based NEOs. Other than the qualified plans described above, we do not provide any other pension plan, supplemental retirement plan, or deferred compensation plan to our NEOs. We do provide company matches to employee contributions to qualified retirement plans and these are reported as All Other Compensation in the Summary Compensation Table.
We also provide NEOs with life and medical insurance, and other benefits generally available to all colleagues. The only perquisite we provide our NEOs is reimbursement to be used toward an annual executive physical. This reimbursement is not to exceed $10,000 in any given year, and we do not gross up.
Share Ownership Guidelines
We have adopted the following share ownership guidelines for our non-employee compensated directors, CEO, executive officers and our executive leadership team. All have met or are on track to achieve their applicable guideline by the end of the 5-year compliance period.
Position	Share Ownership Guidelines
Chief Executive Officer	6 times base salary
Other Executive Officers and Leadership Team	3 times base salary
Non-employee Directors	5 times annual retainer
What counts as ownership	What does not count as ownership
Shares owned directly or indirectly via a trust Shares held in a 401(k) account Shares held by spouse or minor children Unvested RSUs Unvested deferred shares/share units	Unvested PSUs Unexercised stock options
Insider Trading Policy
We have an insider trading policy that prohibits officers, directors, colleagues and consultants of the Company from trading while in possession of material, non-public information about the Company. We impose quarterly trading blackouts applicable to certain designated colleagues who may have access to inside information prior to the release of earnings and we require all executive officers and other designated insider colleagues to pre-clear any transactions with the Company before trading in the Company’s shares.
No Hedging Policy
Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her ordinary shares, often in exchange for all or part of the potential for upside appreciation in the ordinary shares. These transactions allow the continued ownership of the covered securities, but without the full risks and rewards of ownership. When that occurs, the individual entering into the transaction may no longer have the same objectives as the Company’s other shareholders.

Therefore, our insider trading policy prohibits directors, executive officers, colleagues and consultants from engaging in such transactions.
No Pledging Policy
We have a policy that prohibits our directors, executive officers, colleagues and consultants from pledging the Company’s securities as collateral to secure loans or otherwise. This includes a prohibition on holding the Company’s securities in a margin account, which would allow the director or executive officer to borrow against their holdings to buy securities.
Risk Assessment and Mitigation of Compensation Policies and Practices
The Board of Directors is responsible for the oversight of the Company’s ongoing assessment and management of material risks impacting our business. The HRCC oversees compensation risk management by participating in the creation and approval of compensation elements, programs and performance metrics that encourage an appropriate level of risk-taking consistent with our business strategy.
The HRCC has reviewed our incentive compensation program, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent compensation consultant. In addition, the HRCC asked Pay Governance to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the HRCC does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
We established short-term and long-term incentive plans that include a mix of performance metrics that align with our overall corporate goals and strategy and do not encourage excessive risk taking in order to meet one particular goal. As noted above in “Compensation Policies,” we have share ownership guidelines and prohibitions against hedging and pledging of our securities.
We have an executive compensation recoupment policy under which the HRCC is permitted to recover the excess of any incentive-based compensation that is subject to any objective financial, operation, stock price or total shareholder return measure and that is provided to any of our current or former executive officers based on the original financial statements, over the incentive- based compensation that would have been provided based on the restatement. The potential recovery period is the three-year period preceding the date on which we are required to prepare the restatement.
The recovery can take place by requiring the reimbursement of previously paid compensation, cancelling or rescinding outstanding compensation or using any other method that is permitted by applicable law or contract.
The HRCC is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will update our existing policy or adopt a new policy in order to comply with the final rules when the NYSE adopts its listing standards.
Impact of Accounting and Tax Treatment
The HRCC annually reviews and considers the deductibility of the compensation paid to our executive officers, including each of the NEOs. The HRCC considers the accounting and tax treatment to Clarivate and the NEOs in its decision-making process. We strive to ensure that there are no significant negative accounting or tax implications due to the design of our compensation programs; however, we will base our decisions on what we believe is necessary and appropriate to further the growth of our Company, align with our shareholders’ interests, and pay for performance.

EXECUTIVE COMPENSATION TABLES
2022 Summary Compensation Table
The following summary compensation table sets forth information concerning compensation earned by our NEOs in 2022.
Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Jonathan Gear Chief Executive Officer	2022	432,692	—	7,561,183	—	381,568	165	8,375,608
Jonathan Collins Executive Vice President and Chief Financial Officer	2022	752,060	750,000	1,655,311	—	444,675	12,530	3,614,576
	2021	32,555	—	7,403,195		—	16	7,435,766
Steen Lomholt- Thomsen(7) Chief Revenue Officer	2022	595,005	—	1,367,521	—	352,819	37,968	2,353,313
	2021	241,669	700,006	6,421,391		67,485	122,471	7,553,022
Gordon Samson(7) Chief Product Officer	2022	583,874	—	1,375,611	—	346,310	93,020	2,398,815
	2021	479,049	—	1,578,182	—	123,936	83,506	2,264,673
Stefano Maestri(7) Chief Technology Officer	2022	553,410	—	1,345,678	—	246,219	68,621	2,213,928
Jerre Stead Former Executive Chair and Chief Executive Officer	2022	501,099	—	3,580,701	—	444,066	12,310	4,538,176
	2021	752,060	—	4,247,279	—	314,325	8,346	5,322,010
	2020	641,126	—	19,272,972	—	749,733	8,372	20,672,203

(1)
Mr. Gear became an executive officer on his hire date of July 11, 2022. Mr. Maestri became an executive officer on March 28, 2022 and will be departing the Company effective April 16, 2023. Mr. Stead retired from the position of Executive Chair and Chief Executive Officer on August 31, 2022 and became Non-Executive Chair of the Board of Directors on September 1, 2022. He then retired from the Board of Directors and was appointed Chair Emeritus on October 21, 2022.

(2)
Salary earned for Mr. Gear is for the period of hire date through end of 2022; salary earned for Mr. Maestri represents the entire year of 2022 (including the period prior to him becoming an executive officer); and salary earned for Mr. Stead represents the period he was employed as Executive Chair and Chief Executive Officer during 2022. Mr. Stead did not receive any compensation for his service as the Non-Executive Chair of the Board or as Chair Emeritus.

(3)
This amount represents a sign-on bonus paid to Mr. Collins in March 2022 related to his offer of employment.

(4)
Amounts shown are the aggregate grant date fair value of PSUs and RSUs granted under our long-term incentive program as described above under “2022 Long Term Incentive Program”, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of the stock can be found in our Annual Report on Form 10-K under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note 3: Summary of Significant Accounting

Policies — Share Based Compensation” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note 15: Share-based Compensation.” PSUs are reported at target performance, which was the most probable outcome of their performance conditions as of their grant date. These amounts do not necessarily correspond to the actual value that may be realized by the NEOs at the maximum performance level of 200%, the grant date fair value of the PSUs would be as follows: Mr. Gear, $2,041,516; Mr. Collins, $810,639; Mr. Lomholt-Thomsen, $735,064; Mr. Samson, $751,243; Mr. Maestri, $441,372 and Mr. Stead, $7,161,403. The grant date fair value of the PSUs is calculated using a Monte Carlo valuation which takes into consideration the probability of the PSUs paying out at different levels.
The PSU grants, represent only the first tranche of the total PSUs awarded for 2022 plus the second tranche of the total PSUs awarded in 2021. Since performance metrics were not established on the date of grant for the remaining measurement periods, as a result and for accounting purposes, the PSUs with respect to the remaining measurement periods are not considered granted until the respective performance goals for each such tranche of PSUs are established. Accordingly, the grant date fair value of the remaining tranches will not be reported in the Stock Awards column until future years when the performance goals are established. Refer to “2022 Long-Term Incentive Program” above.
(5)
Represents annual incentive payments under our AIP that were paid in March 2023 for 2022 performance.

(6)
All Other Compensation includes (a) Company contributions to the Company’s defined contribution plans as follows: $12,200 to Messrs. Collins and Stead, $35,700 to Mr. Lomholt-Thomsen, $58,387 to Mr. Samson and $35,720 to Mr. Maestri; (b) housing allowance of $32,129 for Mr. Samson; (c) car allowance of $21,419 to Mr. Maestri; (d) executive physical reimbursement of $9,371 to Mr. Maestri and (e) company paid life insurance premiums in the amount of $165 for Mr. Gear, $330 for Mr. Collins, $2,268 for Mr. Lomholt-Thomsen, $2,504 for Mr. Samson, $2,111 for Mr. Maestri and $110 for Mr. Stead.

(7)
Messrs. Lomholt-Thomsen, Samson and Maestri are based in the United Kingdom and their salaries have been converted to USD using a GBP: USD exchange rate of 1.3387, which is a rate set at the beginning of 2022 using a six-month forward look, which we use for the purposes of our budgetary planning. For 2021 and 2020, the exchange rate was also 1.3387.

Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs. No stock options were granted in fiscal year 2022.
			AIP			PSUs			RSUs
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) ($)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Approval Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Jonathan Gear			321,781	643,562	1,287,123
	07/15/2022	07/02/2022				31,287	78,219	156,438		1,020,758
	07/15/2022	07/02/2022							234,657	3,149,097
	07/15/2022	07/02/2022							252,707	3,391,328
Jonathan Collins			375,000	750,000	1,500,000
	03/01/2022	02/22/2022				11,630	29,076	58,152		405,319
	03/01/2022	02/02/2022							87,229	1,249,992
Steen Lomholt- Thomsen			297,537	595,074	1,190,148
	03/01/2022	02/22/2022				9,304	23,261	46,522		324,258
	02/22/2022	02/22/2022				1,360	3,402	6,804		43,273
	03/01/2022	02/02/2022							69,783	999,990
Gordon Samson			292,047	584,095	1,168,190
	03/01/2022	02/22/2022				9,304	23,261	46,522		324,258
	02/22/2022	02/22/2022				1,615	4,038	8,076		51,363
	03/01/2022	02/02/2022							69,783	999,990
Stefano Maestri			207,640	415,280	830,559
	03/01/2022	02/22/2022				3,488	8,722	17,444		121,585
	02/22/2022	02/22/2022				3,116	7,791	15,582		99,102
	03/01/2022	02/02/2022							78,506	1,124,991
Jerre Stead			374,486	748,973	1,497,945
	03/01/2022	02/22/2022				69,783	174,459	348,918		2,431,958
	02/22/2022	02/22/2022				36,124	90,310	180,620		1,148,743

(1)
The threshold, target and maximum amounts shown under “Estimated Future Payouts Under Non- Equity Incentive Plan Awards” reflect the ranges of payments that could be made under the AIP. Actual payments under the AIP are shown in the Summary Compensation Table.

(2)
Awards reported in this column represent the number of PSUs granted under the 2019 Incentive Plan. The PSUs granted on March 1, 2022, and July 13, 2022, represent only the first tranche of the total PSUs awarded for these grants in 2022. The PSUs granted on February 22, 2022, represent only the second tranche of the total PSUs awarded for grants in 2021. Since metrics were not established on the date of grant for the remaining measurement periods, as a result and for accounting purposes, the PSUs with respect to the remaining measurement period of the grants are not considered granted until the respective performance goals for each such tranches of PSUs are established. Accordingly, the grant date fair value of the remaining measurement periods for both the 2022 and 2021 grants will not be reported until future years. Refer to “2022 Long-Term Incentive Program” above.

(3)
Awards reported in this column represent the number of time-based RSUs granted under the 2019 Incentive Plan.

(4)
Represents the grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. PSUs are reported at target performance, which was the most probable outcome of their performance conditions as of their grant date. At the maximum performance level of 200%, the grant date fair value of the PSUs would be as follows: Mr. Gear, $2,041,516; Mr. Collins, $810,639; Mr. Lomholt-Thomsen, $735,064; Mr. Samson, $751,243; Mr. Maestri, $441,372 and Mr. Stead, $7,161,403. Mr. Gear received a sign-on RSU grant for 252,707 shares with a total grant date value of $3,391,328 in connection with his commencement of employment. The RSUs will vest 40% on July 11, 2023, 40% on July 11, 2024, and 20% on July 11, 2025, subject to continued employment through each vesting date.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning the outstanding equity awards held by our NEOs at the end of fiscal year 2022. None of our NEOs were holding unexercisable stock options at the end of the fiscal year.
Name		Number of Securities Underlying Unexercised Options ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) ($)
	Grant Date	Exercisable
Jonathan Gear	7/15/2022				234,657	1,957,039	234,657	1,957,039
	7/15/2022				252,707	2,107,576
Jonathan Collins	12/16/2021				187,661	1,565,093
	3/1/2022				87,229	727,490	87,229	727,490
Steen Lomholt-Thomsen	8/15/2021				105,727	881,763	10,205	85,110
	8/15/2021				10,206	85,118
	3/1/2022				69,783	581,990	69,783	581,990
Gordon Samson	6/21/2021				31,166	259,924
	8/15/2021				8,076	67,354	12,114	101,031
	3/1/2022				69,783	581,990	69,783	581,990
Stefano Maestri	8/15/2020				4,040	33,694
	3/1/2021				15,583	129,962	23,374	194,939
	3/1/2022				78,506	654,740	26,168	218,241
Jerre Stead	5/20/2019	1,000,000	13.30	5/19/2029
	3/1/2021				60,207	502,126	270,930	2,259,556
	3/1/2022						523,377	4,364,964

(1)
Awards shown are time-based RSUs. These awards are scheduled to vest as follows if the individual remains continuously employed by the Company through the vest date.

(2)
Market value reflects the $8.34 closing price of Clarivate stock on December 30, 2022.

(3)
Awards shown include the first and second tranche of the PSUs granted in 2021 and the first tranche of PSUs granted in 2022, reported at target performance. PSUs will vest at the end of a three-year performance period from the grant date, subject to meeting performance metrics and the individual remaining continuously employed by the Company through the vesting date.

Name	Vesting Date	Number of Shares Vesting
Jonathan Gear	03/01/2023	78,219
	07/11/2023	101,082
	03/01/2024	78,219
	07/11/2024	101,083
	03/01/2025	78,219
	07/11/2025	50,542
Jonathan Collins	03/01/2023	154,183
	03/01/2024	91,630
	03/01/2025	29,077
Steen Lomholt-Thomsen	03/01/2023	23,261
	08/15/2023	57,966
	03/01/2024	23,261
	08/15/2024	57,967
	03/01/2025	23,261
Gordon Samson	03/01/2023	38,844
	08/15/2023	4,038
	03/01/2024	38,844
	08/15/2024	4,038
	03/01/2025	23,261
Stefano Maestri	03/01/2023	33,959
	08/15/2023	4,040
	03/01/2024	33,961
	03/01/2025	26,169
Jerre Stead	03/01/2023	30,103
	03/01/2024	30,104

Option Exercises and Stock Vested
The following table provides information concerning stock options exercised by our NEOs and the vesting of restricted stock units held by our NEOs during 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Jonathan Gear	—	—	—	—
Jonathan Collins	—	—	125,106	1,792,769
Steen Lomholt-Thomsen	—	—	163,692	2,229,485
Gordon Samson	—	—	19,620	278,288
Stefano Maestri	—	—	11,831	166,670
Jerre Stead	—	—	30,103	431,376

(1)
The value realized upon option exercise is the difference between the exercise price and the fair market value of the shares on the date of exercise.

(2)
Represents the aggregate dollar amount realized, which is calculated by multiplying the number of shares of RSUs that vested by the fair market value of our stock on the vesting date.

EXECUTIVE EMPLOYMENT AGREEMENTS
Our former CEO (Jerre Stead) was offered and declined an employment agreement. He is not entitled to severance benefits under our Executive Severance Plan (ESP).
The Company has entered into employment agreements with our current CEO and each of our other NEOs. These employment agreements are for the purpose of establishing each NEO’s employment terms and providing a description of the compensation elements and benefits to which each NEO is entitled. None of the employment agreements provide for severance upon a voluntary termination nor do they provide for single-trigger change-in-control payments.
The employment agreements provide each executive with an annual base salary to be reviewed at the discretion of management and the HRCC and adjusted dependent on performance. In addition, each executive is eligible to participate in the AIP and is entitled to participate in employee benefit plans, programs and arrangements as are customarily provided to our executives. The employment agreements with Messrs. Gear and Collins do not constitute a contract of employment, do not entitle them to employment for any specified period and therefore their employment is considered “at will.” The employment agreements with Messrs. Lomholt-Thomsen, Samson and Maestri constitute a UK contract of employment.
Under the terms of their employment agreements or separate restrictive covenant agreements, Messrs. Gear, Collins, Lomholt-Thomsen, Samson and Maestri are subject to perpetual confidentiality and intellectual property provisions and restrictive covenants related to non-competition and non-solicitation of employees, customers, and suppliers for 12-months post-termination.
On June 30, 2021, the Company adopted the Executive Severance Plan (ESP), pursuant to which each of our NEOs are eligible to receive severance benefits upon an involuntary termination without cause (including enhanced severance benefits in connection with an involuntary termination following a change in control). While each of the employment agreements with our NEOs enable them to be eligible to receive severance benefits pursuant to the terms of their employment agreements, the ESP provides that, in order to receive benefits under the ESP, the eligible executive cannot receive benefits under another severance agreement. Payment of severance under the ESP and each NEO’s employment agreement is contingent upon the executive entering into a release of claims with the Company. There is no eligibility for severance benefits under the employment agreements or the ESP if the applicable executive voluntarily resigns or the Company terminates him for cause.
The following describes, for our current CEO and other NEOs, the benefits that would be received under their respective employment agreements or the ESP in various termination circumstances:
•
Pursuant to the ESP, in the event of an involuntary termination without cause, the NEOs are entitled to severance in the amount of 18 months of annual base salary, 1.5 times AIP target and 18 months of continued benefits coverage relative to medical, dental and vision plans. Any unvested RSUs shall become vested to the extent the RSUs would have otherwise vested had the NEOs’ employment continued over the 18-month period following the NEOs’ termination date. All outstanding PSUs will be forfeited. The expiration date of any outstanding stock options will be extended to two years from December 31 of the year the NEO is terminated.

•
Pursuant to the terms of Mr. Gear’s employment agreement, in the event of any involuntary termination without cause, Mr. Gear is eligible to receive the same benefits as under the ESP, except that Mr. Gear’s PSUs will remain outstanding and eligible to vest based on actual performance through the end of the performance period, pro-rated for service between the grant date and the date of termination. Pursuant to the terms of Mr. Maestri’s employment agreement, in the event of an involuntary termination without cause or due to redundancy, Mr. Maestri is entitled to one year’s gross salary plus payment in lieu of contractual benefits for the period of twelve months, as well as any accrued AIP bonus. In addition, any unvested RSUs and PSUs held by Mr. Maestri will accelerate in full (with PSUs accelerating based on target performance).

In the event of an involuntary termination without cause that is within 12 months following a Change in Control, pursuant to the ESP, the NEOs are entitled to severance in the amount of 24 months of annual base salary, 2 times AIP target and 24 months of continued benefits coverage relative to medical, dental and vision plans. The expiration date of any outstanding stock options will be extended to two years from December 31 of the year the NEO is terminated. Pursuant to the terms of the NEOs’ current award agreements, any unvested RSUs and PSUs shall immediately vest (with PSUs vesting at such level of performance determined by the Board).
The cash severance amount due under the ESP is paid in accordance with the terms of the applicable separating NEO’s separation agreement, which may provide for payment in a lump sum or in installments.
In the event of termination due to death or disability, the NEOs are not entitled to any severance or continuation of benefits under their respective employment agreements or the ESP. Pursuant to the terms of the NEOs’ current award agreements, any unvested RSUs and PSUs shall immediately vest, with PSUs deemed earned at target.
NEO Changes
On July 11, 2022, Jonathan Gear joined the Company as Chief Executive Officer-Elect and became the Chief Executive Officer on September 1, 2022. Pursuant to this employment agreement, Mr. Gear received an initial annual base salary of $900,000, a target annual cash incentive bonus opportunity equal to 150% of his base salary under the Company’s annual incentive plan (with a maximum opportunity of 300% of his base salary). Pursuant to Mr. Gear’s employment agreement he received an equity grant in 2022 with a grant date fair value equal to $6.5 million (50% in RSUs and 50% in PSUs). Mr. Gear’s target annual long-term equity incentive compensation opportunity for 2023 will be a grant date value equal to $7.5 million. Thereafter, equity awards will be established by the Board in its discretion. In addition, pursuant to the terms of his employment agreement, Mr. Gear received a one-time sign-on grant of RSUs, with a grant date value equal to $3.4 million, which vests 40% on the first and second anniversaries of his start date and 20% on the third anniversary of his start date. In the event Mr. Gear’s employment is terminated for cause within one year after full vesting of the sign-on grant, he must pay the Company the after-tax value of any portion of the sign-on grant that has vested as of his termination date. In the event Mr. Gear’s employment is terminated without cause, the sign-on grant will vest in full.
On August 31, 2022, the Company entered into a letter agreement with Jerre Stead, Executive Chair and Chief Executive Officer. Mr. Stead retired from the position of Executive Chair and Chief Executive Officer on August 31, 2022 and became Non-Executive Chair of the Board on September 1, 2022. He then retired from the Board of Directors and was appointed Chair Emeritus on October 21, 2022. Mr. Stead is not entitled to any compensation with respect to his service as the Non-Executive Chair or Chair Emeritus. Any unvested RSUs and PSUs he holds shall remain outstanding and eligible to vest in accordance with the terms of the award agreements, subject to his continued service with the Company through the applicable vesting date (including, for the avoidance of doubt, his service as Chair Emeritus) and, in case of any PSUs, subject to the achievement of the applicable performance metrics. In addition, any vested stock options he holds shall remain outstanding and exercisable through the dates specified in such agreements.
Mr. Maestri will be departing the Company effective April 16, 2023, under circumstances entitling him to severance. In connection with his departure, Mr. Maestri will receive the severance benefits and treatment of equity awards in accordance with the terms of his employment agreement, as described above. Mr. Maestri will not receive any benefits under the ESP or any severance benefits beyond his existing contractual entitlements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The information in the table below provides the estimated value of compensation that would have been paid to each of our NEOs in the event the NEO was involuntarily terminated by the Company for reason other than cause on December 31, 2022.
Name	Description of Payments	Involuntary Termination Without Cause (not Related to Change in Control) ($)	Involuntary Termination Without Cause (Change in Control) ($)	Death or Disability ($)
Jonathan Gear	PSUs(1)	303,833	1,957,039	1,957,039
	RSUs(2)	2,147,717	4,064,616	4,064,616
	Severance(3)	3,375,000	4,500,000	—
	Continued Benefits(3)	—	—	—
Total Jonathan Gear		5,826,549	10,521,655	6,021,655
Jonathan Collins	PSUs(1)	—	727,490	727,490
	RSUs(2)	2,050,080	2,292,583	2,292,583
	Severance(3)	2,250,000	3,000,000	—
	Continued Benefits(3)	39,114	52,152	—
Total Jonathan Collins		4,339,194	6,072,224	3,020,072
Steen Lomholt-Thomsen	PSUs(1)	—	667,100	667,100
	RSUs(2)	1,312,316	1,548,871	1,548,871
	Severance(3)	1,800,000	2,400,000	—
	Continued Benefits(3)	3,834	5,112	—
Total Steen Lomholt-Thomsen		3,116,150	4,621,084	2,215,971
Gordon Samson	PSUs(1)	—	683,021	683,021
	RSUs(2)	715,272	909,269	909,269
	Severance(3)	1,800,000	2,400,000	—
	Continued Benefits(3)	6,870	9,160	—
Total Gordon Samson		2,522,142	4,001,449	1,592,289
Stefano Maestri(4)	2021-2022 PSUs(1)	413,180	413,180	413,180
	RSUs(2)	818,396	818,396	818,396
	Severance(3)	1,205,642	2,012,500	—
	Continued Benefits(3)	15,682	31,363	—
Total Stefano Maestri		2,452,900	3,275,439	1,231,576
Jerre Stead(5)		—	—	—
Total Jerre Stead		—	—	—

(1)
As described in “Executive Employment Agreements,” the vesting of PSUs will accelerate in full in the event of death or disability or upon a termination without cause in the 12 months following a change in control. In the event of an involuntary termination without cause at any other time, PSUs (with the exception of PSUs held by Messrs. Gear and Maestri) will be forfeited. Mr. Gear’s employment agreement provides for a pro-rata vesting of any PSU grants in the event of an involuntary termination without cause, subject to actual performance through the end of the performance period. Mr. Maestri’s employment agreement provides for immediate vesting of all PSUs at target in the event of involuntary termination without cause.

(2)
As described in “Executive Employment Agreements,” the vesting of RSUs will accelerate in full in the event of death or disability or upon a termination without cause in the 12 months following a change in control. In the event of an involuntary termination without cause, any unvested RSUs (other than as noted below) shall become vested to the extent the RSUs would have otherwise vested had the NEOs’ employment continued over the 18-month period following the NEOs’ termination date. Mr. Lomholt-Thomsen’s and Mr. Gear’s sign-on RSU grants provide for immediate vesting upon involuntary termination without cause. Mr. Maestri’s employment agreement provides for immediate vesting of all RSUs in the event of involuntary termination without cause.

(3)
See “Executive Employment Agreements” for a description of how salary, AIP and continued benefits are determined for each NEO. Mr. Maestri’s severance in the involuntary termination without cause or change in control column includes gross salary, AIP and allowances.

(4)
Mr. Maestri’s figures reported under the involuntary termination without cause or change in control is per his employment agreement. The remaining columns are being reported per the ESP.

(5)
Mr. Stead retired from the position of Executive Chair and Chief Executive Officer on August 31, 2022 and became Non-Executive Chair of the Board on September 1, 2022. He then retired from the Board of Directors and was appointed Chair Emeritus on October 21, 2022. Mr. Stead did not receive any severance benefits in connection with his retirement.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our colleagues (other than our CEO) and the annual total compensation of our current CEO, Mr. Gear.
For 2022, our last completed fiscal year:
•
The annual total compensation of our median employee was $53,688.

•
The annual total compensation of our CEO, as annualized for purposes of the pay ratio and discussed below, was $9,261,928.

Based on this information for 2022, the ratio of the annual total compensation of our CEO to that of our median employee is 173:1. We believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted in Item 402(u), we used the same median employee identified in 2021 in our 2022 pay ratio calculation, as we believe that there have been no changes in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. See our 2021 proxy statement for information regarding the methodology we utilized to identify our median employee.
As reported in the CD&A, we had more than one CEO during fiscal year 2022. Mr. Gear was appointed in September 2022, replacing Mr. Stead as our CEO. We annualized Mr. Gear’s compensation by (i) including a full year of annual base salary, (ii) including a bonus payment under our AIP which has not been prorated and (iii) using the same value of stock awards as reported in the Summary Compensation Table because the stock value awarded to him in 2022 represented a full year of award value. This resulted in annual total compensation for purposes of determining the pay ratio in the amount of $9,261,928 which exceeds the amount reported for him in the 2022 Summary Compensation Table by $886,320.
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
The following table sets forth the compensation for each of our Chief Executive Officers during 2022 and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” (“CAP”) to such individuals, as defined under SEC rules, for each of 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, Net Income and Adjusted EBITDA (our company-selected measure) over such years in accordance with SEC rules.
Fiscal Year	Summary Compensation Table Total for First PEO(1)	Compensation Actually Paid to First PEO(5)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to Second PEO(5)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On:		Net Income/(Loss)(4)	Adjusted EBITDA
							Total Shareholder Return	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,538,176	(2,164,082)	8,375,608	5,440,653	2,645,158	(226,183)	49.64	148.65	(4,035,600,000)	1,112,700,000
2021	5,322,010	2,815,100	N/A	N/A	4,404,432	3,903,063	140.00	188.32	(311,956,000)	800,400,000
2020	20,672,203	17,397,284	N/A	N/A	2,584,121	5,873,874	176.85	131.74	(350,625,000)	486,600,000

(1)
The first PEO is Jerre Stead and the second PEO is Jonathan Gear.

(2)
The 2022 NEOs are: Jonathan Collins, Steen Lomholt-Thomsen, Gordon Samson and Stefano Maestri; the 2021 NEOs are Jonathan Collins, Steen Lomholt-Thomsen, Gordon Samson, Mukhtar Ahmed, Richard Hanks and Jeff Roy; the 2020 NEOs are Richard Hanks, Mukhtar Ahmed, Jeff Roy and Stephen Hartman.

(3)
Our TSR peer group is the peer group used for purposes of the “stock performance graph” in Clarivate’s 10-K and consists of the following companies: FactSet Research Inc., Gartner Inc., Moody’s Corporation, MSCI Inc., S&P Global Inc. and Verisk Analytics, Inc.

(4)
Our 2022 net income (loss), as reported under US GAAP, includes a goodwill impairment of $4.4 billion.

(5)
The following tables show what adjustments were made to the summary compensation table total to calculate CAP. We did not pay any dividends during 2020, 2021 or 2022 and thus no adjustments were made on account of dividend payments. CAP does not reflect the actual amount of compensation earned by or paid to the PEOs and our other NEOs during the applicable year. For information regarding the decisions made by our HRCC in regard to the PEOs’ and our other NEOs’ compensation for fiscal year 2022, see “Compensation Discussion and Analysis”, above.

Fiscal Year	Summary Compensation Table Total for First PEO	Exclusion of Stock Awards & Option Awards	Year End Fair Value of Unvested Equity Granted During the Current Year (a)	Change in Fair Value of Prior Awards that Vested During the Current Year (b)	Change in Fair Value of Prior Awards that Remained Unvested at End of Current Year (c)	Fair Value at Vest of Awards Granted and Vested During the Current Year (d)	Prior Year End Fair Value of Prior Awards that Forfeited During the Current Year (e)	Inclusion of Equity Values (a) + (b) + (c) +(d) – (e)	Compensation Actually Paid to First PEO
2022	4,538,176	(3,580,701)	1,856,790	(276,647)	(4,701,700)	—	—	(3,121,557)	(2,164,082)
2021	5,322,010	(4,247,279)	4,115,427	—	(2,375,058)	—	—	1,740,369	2,815,100
2020	20,672,203	(19,272,972)	4,775,653	3,360,000	—	7,862,400	—	15,998,053	17,397,284
Fiscal Year	Summary Compensation Table Total for Second PEO	Exclusion of Stock Awards & Option Awards	Year End Fair Value of Unvested Equity Granted During the Current Year (a)	Change in Fair Value of Prior Awards that Vested During the Current Year (b)	Change in Fair Value of Prior Awards that Remained Unvested at End of Current Year (c)	Fair Value at Vest of Awards Granted and Vested During the Current Year (d)	Prior Year End Fair Value of Prior Awards that Forfeited During the Current Year (e)	Inclusion of Equity Values (a) + (b) + (c) +(d) – (e)	Compensation Actually Paid to Second PEO
2022	8,375,608	(7,561,183)	4,626,228	—	—	—	—	4,626,228	5,440,653

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs	Exclusion of Stock Awards & Option Awards	Year End Fair Value of Unvested Equity Granted During the Current Year (a)	Change in Fair Value of Prior Awards that Vested During the Current Year (b)(A)	Change in Fair Value of Prior Awards that Remained Unvested at End of Current Year (c)	Fair Value at Vest of Awards Granted and Vested During the Current Year (d)	Prior Year End Fair Value of Prior Awards that Forfeited During the Current Year (e)	Inclusion of Equity Values (a) + (b) + (c) +(d) – (e)	Average Compensation Actually Paid to Non-PEO NEOs
2022	2,645,158	(1,436,030)	813,381	(766,261)	(1,482,431)	—	—	(1,435,311)	(226,183)
2021	4,404,432	(3,692,252)	3,450,625	(11,284)	(145,225)	46,962	150,195	3,190,883	3,903,063
2020	2,584,121	(1,741,649)	1,036,784	3,994,618	—	—	—	5,031,402	5,873,874

(A)
Average compensation actually paid to the non-PEO NEOs in 2020 includes a change in fair value of all outstanding stock options granted in prior years that received accelerated vesting. This average fair value increased CAP by $3,994,618.

The following graphs represent the relationship between CAP for the PEOs and average CAP of the non-PEO NEOs and company performances in cumulative TSR, Net Income and Adjusted EBITDA, the customer selected measure; and between the company’s cumulative TSR and the peer group cumulative TSR.

Company TSR Versus Peer Group TSR
Value of $100 Investment From 12/31/2019
200
180
160
140
120
100
80
60
40
20
-
12/31/2019
12/31/2020
12/31/2021
12/31/2022
100
177
132
188
140
149
50
Company TSR
Peer Group TSR

The following is an unranked list of the performance measures we have determined as our most important performance measures used to link CAP to our NEOs to company performance in the most recently complete fiscal year.
•
Revenue

•
Free Cash Flow

•
Adjusted EBITDA

•
Adjusted EBITDA Margin

•
Relative TSR

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
We follow processes and policies, including our written policy on related person transactions that are designed to detect and, if appropriate, approve and disclose any transaction that would constitute a “related person transaction” under SEC rules. Such transactions would include material transactions and transactions involving an amount exceeding $120,000 in which any Clarivate directors, nominees for director, executive officers, greater than five percent shareholders or any of their respective immediate family members or affiliates, or the employers of any of them, has a direct or indirect material interest.
Our Board of Directors has delegated the responsibility for reviewing related person transactions to the Audit Committee. To support this process, each year we solicit internal disclosure of any transactions between Clarivate and its directors and officers, their immediate family members, and their affiliated entities and employers, including the nature of each transaction and the amount involved.
The Audit Committee annually reviews and evaluates such information for each director as part of its assessment of each director’s independence.
In addition, all directors, officers, and employees of Clarivate are governed by the Clarivate Code of Conduct, which requires individuals to act in the best interest of Clarivate and avoid conflicts of interest. Individuals are responsible for identifying conflicts of interest as soon as they arise and contacting our Compliance team prior to engaging in the conduct if they are unsure whether such relationship or transaction poses a conflict.
If the Audit Committee were presented with a proposed related party transaction, it would evaluate the relevant facts and circumstances and either approve or disapprove it. Factors would include the terms of the transaction relative to the terms that could be obtained in arm’s length dealings with an unrelated party, the extent of the related party’s interest in the transaction, the conflicts of interest (if any) and the provisions of the Clarivate Code of Conduct and whether the transaction meets any of the criteria for pre- approval.
Transactions Involving Related Persons
Agreements Entered Into in Connection With Acquisition of ProQuest
Upon completion of the acquisition of ProQuest, Clarivate (i) issued 46,910,923 ordinary shares, to CIG, Atairos and certain other equityholders of ProQuest (the “ProQuest Seller Group”), (ii) repaid approximately $1.0 billion of ProQuest debt and (iii) paid approximately $3.0 billion in cash to the ProQuest Seller Group.
Also at closing of the ProQuest acquisition, Clarivate entered into an amendment to its existing registration rights agreement in order to provide the ProQuest Seller Group with rights to require Clarivate to register their ordinary shares for resale under the Securities Act. Under the terms of the amendment, the ProQuest Seller Group agreed not to dispose of their Clarivate ordinary shares until the first anniversary of the closing date on December 1, 2022, subject to certain adjustments and exceptions, and CIG further agreed to extend these lock-up restrictions to half of its Clarivate ordinary shares until the second anniversary of the closing date on December 1, 2023.
As part of the acquisition, Clarivate also assumed a Finance lease in which CIG is the Lessor. For the year ended December 31, 2022, Clarivate recognized interest expense of $1,200,000 and amortization of Finance lease right of use (“ROU”) asset of $10,800,000. The Finance lease ROU asset of $8,000,000 is shown on Clarivate’s financial statements and the corresponding lease liability of $31,300,0000 is treated as indebtedness.
Other (dollar amounts in thousands)
Two of our independent directors are each affiliated with a Clarivate customer. As of and for the year ended December 31, 2022, the Company had $0.1 of receivables outstanding and recognized $1.3 of revenues, net, from these customers.

An independent director is affiliated with a Clarivate vendor. As of and for the year ended December 31, 2022, the Company had no outstanding payables and incurred $4.5 of expense related to this vendor.
An independent director has an immediate family member who is affiliated with a Clarivate customer. As of both December 31, 2022 and 2021, the Company had $0.1 of receivables outstanding, and recognized $1.1, $1.0 and $1.5 of revenues, net, during the year ended December 31, 2022, 2021 and 2020, respectively, from this customer.

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL GENERAL MEETING
Shareholder Proposals Eligible for Inclusion in the Company’s Proxy Statement
A shareholder wishing to present a proposal to be included in our Proxy Statement for the 2023 Annual General Meeting of Shareholders must comply with these instructions and the proxy proposal submission rules of the SEC. One important requirement is that the proposal be received by the Secretary of Clarivate no later than November 24, 2023. Proposals we receive after that date will not be included in the Proxy Statement for the 2024 Annual General Meeting. We urge shareholders to submit proposals by registered or certified mail, return receipt requested, to:
Clarivate Plc,
Attention: Secretary
70 St. Mary Axe
London EC3 8BA
United Kingdom
You may obtain a copy of the current rules for submitting shareholder proposals through the SEC’s website at www.sec.gov or from the SEC at:
Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549
Shareholder Proposals Not Eligible for Inclusion in the Company’s Proxy Statement
A shareholder proposal not included in our proxy statement for the 2024 Annual General Meeting will be ineligible for presentation at the 2024 Annual General Meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary of Clarivate at the principal executive offices of Clarivate and complies with the requirements of our Articles of Association, which are summarized below.
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the Articles of Association, which are summarized below. Please see our Articles of Association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The Articles of Association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
To be timely such shareholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company no earlier than January 5, 2024 and no later than February 4, 2024, unless the 2024 Annual General Meeting occurs on a date more than 30 days earlier or later than the 2023 Annual General Meeting. In that case, the board will determine a date a reasonable period prior to the 2024 Annual General Meeting by which the shareholder’s notice must be delivered and publicize that date in a filing with the SEC or via press release at least 14 days prior to the date set by the board.
To be in proper written form, a shareholder’s notice to the Company must set forth as to such matter such shareholder proposes to bring before the annual general meeting:

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a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

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the name and address, as they appear on the Company’s Register of shareholders, of the shareholder proposing such business and any Associated Person (as defined below);

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the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

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whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;

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any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

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a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

An Associated Person of any shareholder includes:
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any affiliate (as defined in the Articles of Association) of, or person acting in concert with, such shareholder;

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any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; and

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any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s Nomination of a Director
The Articles of Association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
For a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), or nominations made pursuant to a contract with the Company, such shareholder must:
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be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting,

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on each such date beneficially own more than 15% of the issued ordinary shares and

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have given timely notice thereof in proper written form to the Secretary of the Company.

If a shareholder is entitled to vote only for a specific category of Directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such category of Directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
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as to each nominating shareholder:

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the information about the shareholder and its Associated Persons specified above under “Shareholder Proposals Other Than Director Nominations;” and

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any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

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as to each person whom the shareholder proposes to nominate for election as a director:

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all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

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the principal occupation or employment of the person;

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all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

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a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.

OTHER MATTERS
The Board does not know of any other business that will be presented at the Annual General Meeting. If any other business is properly brought before the Annual General Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions. We urge you to submit your signed proxy promptly.
BY ORDER OF THE BOARD OF DIRECTORS
Jaspal Chahal
Chief Legal Officer and General Counsel
March 23, 2023
Our Annual Report on Form 10-K for the year ended December 31, 2022 has been mailed with this Proxy Statement.
You may also review that document and all exhibits on our website (http://ir.clarivate.com).
We will provide printed copies of exhibits to the Annual Report on Form 10-K but will charge a reasonable fee per page to any requesting shareholder. Send that request in writing to Clarivate Plc, 70 St. Mary Axe, London EC3 8BA, United Kingdom, Attention: Investor Relations.
The request must include a representation by the shareholder that as of our Record Date, March 6, 2023, the shareholder was entitled to vote at the Annual General Meeting.

APPENDIX A
Non-GAAP Financial Metrics
Non-GAAP financial metrics are one basis upon which our management assesses our performance, and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures are useful for investors for the same reasons, these measures are not a substitute for GAAP financial measures or disclosures. Below, we provide reconciliations of these non-GAAP financial metrics to the corresponding most closely related GAAP measure.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is presented because it is a basis upon which our management assesses our performance, and we believe it is useful for investors to understand the underlying trends of our operations. Adjusted EBITDA represents net (loss) income before the provision for income taxes, depreciation and amortization, and interest expense adjusted to exclude acquisition and/or disposal-related transaction costs, losses on extinguishment of debt, share-based compensation, unrealized foreign currency gains/(losses), transformational and restructuring expenses, acquisition-related adjustments to deferred revenues prior to the adoption of FASB ASU No. 2021-08 in 2021, non-operating income and/or expense, the impact of certain non-cash mark-to-market adjustments on financial instruments, legal settlements, goodwill impairment and other items that are included in net (loss) income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021.
Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, Adjusted EBITDA should not be considered as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations.
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA Margin for the years ended December 31, 2022 and 2021 and reconciles these measures to our Net loss for the same periods:
	Year Ended December 31,
(in millions)	2022	2021
Net loss attributable to ordinary shares	$(4,035.6)	$(312.0)
Dividends on preferred shares	75.4	41.5
Net loss	(3,960.2)	(270.4)
Provision (benefit) for income taxes	(28.9)	12.3
Depreciation and amortization	710.5	537.8
Interest expense and amortization of debt discount, net	270.3	252.5
Deferred revenues adjustment(1)	1.0	4.0
Transaction related costs(2)	14.2	46.2
Share-based compensation expense	102.2	139.6
Gain on sale from divestitures(3)	(278.5)	—
Restructuring and impairment(4)	66.7	129.5
Goodwill impairment	4,449.1	—
Mark to market adjustment on financial instruments(5)	(206.8)	(81.3)
Other(6)	(26.9)	30.4
Adjusted EBITDA	$1,112.7	$800.4
Adjusted EBITDA Margin	41.8%	42.6%

(1)
Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021.

(2)
Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 2021 also includes the mark-to-market adjustment (gains) on the contingent stock consideration associated with the CPA Global and DRG acquisitions.

(3)
2022 represents the net gain from the sale of the MarkMonitor domain management business.

(4)
Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global Programs.

(5)
Reflects mark-to-market adjustments on the Private Placement Warrants under ASC 815, Derivatives and Hedging.

(6)
Primarily reflects the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Free Cash Flow and Adjusted Free Cash Flow
We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash flow are useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to measure the ability of companies to service their debt. Our presentation of free cash flow and adjusted free cash flow should not be construed as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations.
We define free cash flow as net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, payments related to the CPA Global equity plan, transaction related costs, interest on debt held in escrow, debt issuance costs, and other one-time payments that the Company does not consider indicative of its ongoing operating performance.
The following table reconciles our non-GAAP free cash flow and adjusted free cash flow measures to net cash provided by operating activities:
	Year Ended December 31,
(in millions)	2022	2021
Net cash provided by operating activities	$509.3	$323.8
Capital expenditures	(202.9)	(118.5)
Free cash flow	306.4	205.2
Cash paid for CPA Global equity plan(1)	156.7	—
Cash paid for restructuring costs(2)	41.9	80.3
Cash paid for transaction related costs(3)	13.4	78.2
Cash paid for other costs(4)	3.4	1.6
Cash paid for debt issuance costs	—	57.8
Cash paid for interest held in escrow(5)	—	36.3
Adjusted free cash flow	$521.8	$459.4

(1)
Includes cash funded by a trust related to CPA Global equity plan payout upon vesting.

(2)
Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the One Clarivate, ProQuest and CPA Global Programs.

(3)
Includes cash paid for costs incurred to complete business combination transactions, which comprises of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.

(4)
Includes cash paid for other costs that do not reflect our ongoing operating performance.

(5)
Reflects the portion of cash paid on interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the ProQuest acquisition on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.

SCAN TOVIEW MATERIALS & VOTECLARIVATE PLC 70 ST MARY AXE LONDON EC3 8BAUNITED KINGDOMVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 2, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail your proxy card in the enclosed postage-paid return envelope no later than April 14, 2023 in order to allow sufficient time for us to receive your proxy card by mail.VOTE BY EMAILYou can also vote by email by sending a scanned PDF version of the original voted proxy card by email to AGM2023@clarivate.com. A proxy card sent to us by email must be received by us no later than 11:59 P.M. Eastern Time on May 2, 2023.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V02880-P88248KEEP THIS PORTION FOR YOUR RECORDSCLARIVATE PLCTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS;1. Election of DirectorsNominees:For Against Abstain1a. Andrew Snyder! ! !THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.For Against Abstain1b. Jonathan Gear 1c. Valeria Alberola 1d. Michael Angelakis1e. Jane Okun Bomba 1f. Usama N. Cortas 1g. Adam T. Levyn 1h. Anthony Munk1i. Richard W. Roedel 1j. Saurabh Saha! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !2. APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ! ! !REGISTERED PUBLIC ACCOUNTANTS.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all director nominees in Proposal 1 and "FOR" Proposals 2 and 3.1k. Wendell Pritchett! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V02881-P88248CLARIVATE PLCAnnual General Meeting of Shareholders May 4, 2023 1:00 PM BST/8:00 AM EDTThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Andrew Snyder, Jonathan Gear, Jonathan Collins and Jaspal Chahal, and each of them, each with the power of substitution and power to act alone, as proxies to vote all the ordinary shares that the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Clarivate PLC to be held on May 4, 2023 or at any postponement or adjournment thereof.(Continued and to be signed on reverse side)